Exhibit 99.1

EXECUTION COPY

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

PURCHASER

and

COLUMN FINANCIAL, INC.,

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of August 1, 2015

Series 2015-C3

This Mortgage Loan Purchase Agreement (“Agreement”), dated as of August 1, 2015, is between Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, as purchaser (in such capacity, the “Purchaser”), and Column Financial, Inc., a Delaware corporation, as seller (the “Seller”).

Capitalized terms used in this Agreement not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement, dated as of August 1, 2015 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (in such capacity, the “Depositor”), Midland Loan Services, a Division of PNC Bank, National Association, as master servicer (the “Master Servicer”), Rialto Capital Advisors, LLC, as special servicer (the “Special Servicer”), Pentalpha Surveillance LLC, as operating advisor, Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and as trustee (in such capacity, the “Trustee”), pursuant to which the Purchaser will transfer the Mortgage Loans (as defined herein), together with certain other mortgage loans, to a trust and certificates representing ownership interests in the Mortgage Loans, together with the other mortgage loans, will be issued by the trust (the “Trust”). In exchange for the Mortgage Loans and the other mortgage loans, the Trust will issue to or at the direction of the Depositor certificates to be known as CSAIL 2015-C3 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2015-C3 (collectively, the “Certificates”). For purposes of this Agreement, “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1     Sale and Conveyance of Mortgages; Possession of Mortgage File. The Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse (except as otherwise specifically set forth herein) (subject to the rights of each holder of an interest in any related Companion Loan, as and to the extent applicable), all of its right, title and interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, certain subservicing agreements permitted thereunder and any agreement to the appointment of the Master Servicer, dated prior to or as of the Closing Date, among the Depositor, the Master Servicer and the Seller (any such agreement a “Servicing Rights Purchase Agreement”)) in and to the Mortgage Loans identified on Exhibit A to this Agreement (the “Mortgage Loan Schedule”) including all interest and principal received on or with respect to the Mortgage Loans after the Cut-Off Date (and, in any event, notwithstanding anything herein to the contrary, excluding payments of principal and interest first due on the Mortgage Loans on or before the Cut-Off Date, and excluding any Loan Seller Defeasance Rights and Obligations with respect to the Mortgage Loans). Upon the sale of the Mortgage Loans, the ownership of each related Note, the Seller’s interest in the related Mortgage represented by the Note and the other contents of the related Mortgage File (subject to the rights of each holder of an interest in any related Companion Loan, as and to the extent applicable), will be vested in the Purchaser and immediately thereafter the Trustee, and the ownership of records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Seller shall (subject to the rights of each holder of an interest in any related Companion Loan, as and to the extent applicable) immediately vest in the Purchaser and immediately thereafter the Trustee. In connection with the transfer of each of the Starwood Capital Extended Stay Portfolio Mortgage Loan, the Westfield Wheaton Mortgage Loan, the Arizona Grand Resort & Spa Mortgage Loan, the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, the Westfield Trumbull Wheaton Mortgage Loan, and the Sterling & Milagro Mortgage Loan, pursuant to this Section 1, the Seller does hereby assign to the Purchaser all of its rights, title and interest (solely in its capacity as the holder of each of the Starwood Capital Extended Stay Portfolio Mortgage Loan, the Westfield Wheaton Mortgage Loan, the Arizona Grand Resort & Spa Mortgage Loan, the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, the Westfield Trumbull Wheaton Mortgage Loan, and the Sterling & Milagro Mortgage Loan, as applicable) in, to and under the related Co-Lender Agreement (it being understood and agreed that the Seller does not assign any right, title or interest that it or any other party may have thereunder in its capacity as holder of any related Companion Loan, if applicable). The Purchaser will sell certain of the Certificates (the “Public Certificates”) to the underwriters (the “Underwriters”) specified in the Underwriting Agreement, dated as of August 6, 2015 (the “Underwriting Agreement”), between the Purchaser and the Underwriters, and the Purchaser will sell certain of the Certificates (the “Private Certificates”) to the initial purchaser (the “Initial Purchaser” and, collectively with the Underwriters, the “Dealers”) specified in the Purchase Agreement, dated as of August 6, 2015 (the “Certificate Purchase Agreement”), between the Purchaser and Initial Purchaser.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms. As consideration for the Mortgage Loans, the Purchaser shall pay, by wire transfer of immediately available funds, to the Seller or at the Seller’s direction $565,625,170.08, plus accrued interest on the Mortgage Loans from and including August 1, 2015 to but excluding the Closing Date (but subject to certain post-settlement adjustments for expenses incurred by the Underwriters and the Initial Purchaser on behalf of the Depositor and for which the Seller is specifically responsible). The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

SECTION 2     Books and Records; Certain Funds Received After the Cut-Off Date. From and after the sale of the Mortgage Loans to the Purchaser, record title to each Mortgage (other than with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan) and each Note shall be transferred to the Trustee subject to and in accordance with this Agreement. Any funds due after the Cut-Off Date in connection with a Mortgage Loan received by the Seller shall be held in trust on behalf of the Trustee (for the benefit of the Certificateholders) as the owner of such Mortgage Loan and shall be transferred promptly to the Certificate Administrator. All scheduled payments of principal and interest due on or before the Cut-Off Date but collected after the Cut-Off Date, and all recoveries and payments of principal and interest collected on or before the Cut-Off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-Off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets and other financial statements as the sale of such Mortgage Loan by the Seller to the Purchaser. The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes. Following the transfer of the Mortgage Loans by the Seller to the

Purchaser, the Seller shall not take any actions inconsistent with the ownership of the Mortgage Loans by the Purchaser and its assignees.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as the purchase of such Mortgage Loan by the Purchaser from the Seller. The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes. The Purchaser shall be responsible for maintaining, and shall maintain, a set of records for each Mortgage Loan which shall be clearly marked to reflect the transfer of ownership of each Mortgage Loan by the Seller to the Purchaser pursuant to this Agreement.

SECTION 3     Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a) The Purchaser hereby directs the Seller, and the Seller hereby agrees, such agreement effective upon the transfer of the Mortgage Loans contemplated herein, to deliver or cause to be delivered to the Custodian (on behalf of the Trustee), the Master Servicer and the Special Servicer, respectively, on the dates set forth in Section 2.01 of the Pooling and Servicing Agreement, all documents, instruments and agreements required to be delivered by the Purchaser, or contemplated to be delivered by the Seller (whether at the direction of the Purchaser or otherwise), to the Custodian, the Master Servicer and the Special Servicer, as applicable, with respect to the Mortgage Loans under Section 2.01 of the Pooling and Servicing Agreement, and meeting all the requirements of such Section 2.01 of the Pooling and Servicing Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

(b)          The Seller shall deliver to and deposit with (or cause to be delivered to and deposited with) the Master Servicer, within five (5) Business Days after the Closing Date, a copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans and each related Serviced Companion Loan, as applicable, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans and each related Serviced Companion Loan, as applicable (including any asset summaries related to the Mortgage Loans that were delivered to the Rating Agencies in connection with the rating of the Certificates), or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans and each related Serviced Companion Loan, as applicable, or holders of interests therein and (iii) are in the possession or under the control of the Seller, together with (x) all unapplied Escrow Payments and reserve funds in the possession or under control of the Seller that relate to the Mortgage Loans (other than any Mortgage Loan that is a Non-Serviced Mortgage Loan as of the Closing Date) and any related Serviced Companion Loan, as applicable, and (y) a statement indicating which Escrow Payments and reserve funds are allocable to each Mortgage Loan, (or any related Serviced Companion Loan, as the case may be); provided that copies of any document in the Mortgage File and any other document, record or item referred to above in this sentence that constitutes a Designated Servicing Document shall be delivered to the Master Servicer on or before the Closing Date; provided, further, that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

(c)          With respect to any Mortgage Loan secured by a Mortgaged Property that is subject to a franchise agreement with a related comfort letter in favor of the Seller that requires notice to or request of the related franchisor to transfer or assign any related comfort letter to the Trustee for the benefit of the Certificateholders or have a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter) issued in the name of the Trustee for the benefit of the Certificateholders, the Seller or its designee shall, within 45 days of the Closing Date (or any shorter period if required by the applicable comfort letter), provide any such required notice or make any such required request to the related franchisor for the transfer or assignment of such comfort letter or issuance of a new comfort letter (or any such new document or acknowledgement as may be contemplated under the existing comfort letter), with a copy of such notice or request to the Custodian (who shall include such document in the related Mortgage File), the Master Servicer and the Special Servicer, and the Pooling and Servicing Agreement shall require the Master Servicer to use reasonable efforts in accordance with the Servicing Standard to acquire such replacement comfort letter, if necessary (or to acquire any such new document or acknowledgement as may be contemplated under the existing comfort letter).

SECTION 4     Treatment as a Security Agreement. Pursuant to Section 1 hereof, the Seller has (subject to the limitations set forth therein) conveyed to the Purchaser all of its right, title and interest in and to the Mortgage Loans. The parties intend that such conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan. If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on such Mortgage Loans due after the Cut-Off Date, all other payments made in respect of such Mortgage Loans after the Cut-Off Date (and, in any event, excluding scheduled payments of principal and interest due on or before the Cut-Off Date) and all proceeds thereof, and that this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5     Covenants of the Seller. The Seller covenants with the Purchaser as follows:

(a)          except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, it shall record or cause a third party to record and file in the appropriate public recording office for real property records or UCC financing statements, as appropriate (or, with respect to any assignments that the Custodian has agreed to record or file pursuant to the Pooling and Servicing Agreement, deliver to the Custodian for such purpose and cause the Custodian to record and file), the assignments of assignment of leases, rents and profits and the assignments of Mortgage and each related UCC-3 financing statement referred to in the definition of Mortgage File from the Seller to the Trustee as and to the extent contemplated under Section 2.01(c) of the Pooling and Servicing Agreement. All out of pocket costs and expenses relating to the recordation or filing of such assignments, assignments of Mortgage and financing statements shall be paid by the Seller. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, then the Seller shall prepare or cause the preparation of a substitute therefor or cure such defect or cause such defect to be cured, as the case may be, and the Seller shall record or file, or cause the recording or filing of, such substitute or corrected document or instrument or, with respect to any assignments that the Custodian has agreed to record or file pursuant to the Pooling and Servicing Agreement, deliver such substitute or corrected document or instrument to the Custodian (or, if the Mortgage Loan is then no longer subject to the Pooling and Servicing Agreement, the then holder of such Mortgage Loan);

(b)          as to each Mortgage Loan, except with respect to any Mortgage Loan that is a Non-Serviced Mortgage Loan, if the Seller cannot deliver or cause to be delivered the documents and/or instruments referred to in clauses (2), (3) and (6) (if recorded) and (15) of the definition of “Mortgage File” in the Pooling and Servicing Agreement solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, as applicable, it shall forward to the Custodian a copy of the original certified by the Seller to be a true and complete copy of the original thereof submitted for recording. The Seller shall cause each assignment referred to in Section (5)(a) above that is recorded and the file copy of each UCC-3 assignment referred to in Section (5)(a) above to reflect that it should be returned by the public recording or filing office to the Custodian or its agent following recording (or, alternatively, to the Seller or its designee, in which case the Seller shall deliver or cause the delivery of the recorded original to the Custodian promptly following receipt); provided that, in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Custodian shall obtain therefrom a certified copy of the recorded original. On a monthly basis, at the expense of the Seller, the Custodian shall forward to the Master Servicer a copy of each of the aforementioned assignments following the Custodian’s receipt thereof;

(c)          it shall take any action reasonably required by the Purchaser, the Certificate Administrator, the Trustee or the Master Servicer in order to assist and facilitate the transfer of the servicing of the Mortgage Loans (other than any Non-Serviced Mortgage Loans) to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loans) to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders (and, in the case of each Serviced Whole Loan, the holder of the related Serviced Companion Loan, as and to the extent applicable). Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan Documents;

(d)          the Seller shall provide the Master Servicer the initial data with respect to each Mortgage Loan for the CREFC® Financial File and the CREFC® Loan Periodic Update File that are required to be prepared by the Master Servicer pursuant to the Pooling and Servicing Agreement and the Supplemental Servicer Schedule;

(e)          if (during the period of time that the Underwriters are required, under applicable law, to deliver a prospectus related to the Public Certificates in connection with sales of the Public Certificates by an Underwriter or a dealer) the Seller has obtained actual knowledge of undisclosed or corrected information related to an event that occurred prior to the Closing

Date, which event causes there to be an untrue statement of a material fact with respect to the Disclosure Materials, or causes there to be an omission to state therein a material fact with respect to the Disclosure Materials required to be stated therein or necessary to make the statements therein with respect to the Disclosure Materials, in the light of the circumstances under which they were made, not misleading, then the Seller shall promptly notify the Dealers and the Depositor. If as a result of any such event the Dealers’ legal counsel determines that it is necessary to amend or supplement the Prospectus Supplement, dated August 10, 2015 relating to the Public Certificates, the annexes and exhibits thereto, or the Offering Circular dated August 10, 2015 relating to the Private Certificates, the annexes and exhibits thereto (collectively, the “Offering Documents”) in order to correct the untrue statement, or to make the statements therein, in the light of the circumstances when the Offering Documents are delivered to a purchaser, not misleading, or to make the Offering Documents in compliance with applicable law, the Seller shall (to the extent that such amendment or supplement solely relates to the Disclosure Materials) at the expense of the Seller, do all things reasonably necessary to assist the Depositor to prepare and furnish to the Dealers, such amendments or supplements to the Offering Documents as may be necessary so that the Disclosure Materials, as so amended or supplemented, will not contain an untrue statement, will not, in the light of the circumstances when the Offering Documents are delivered to a purchaser, be misleading and will comply with applicable law. (All terms under this clause (e) and not otherwise defined in this Agreement shall have the meanings set forth in the Indemnification Agreement, dated as of August 6, 2015, among the Underwriters, the Initial Purchaser, the Seller and the Purchaser (the “Indemnification Agreement” and, together with this Agreement, the “Operative Documents”));

(f)          if the Seller requires the Master Servicer to retain any Servicing Function Participant to service any Mortgage Loan as of the Closing Date, it shall cause such Servicing Function Participant to comply, as evidenced by written documentation between such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.11, 10.12 and 10.18 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust is subject to the reporting requirements of the Exchange Act;

(g)          for so long as the Trust (or any Other Securitization Trust that holds a related Companion Loan) is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Depositor (or with respect to each of the Starwood Capital Extended Stay Portfolio Companion Loans, the Westfield Wheaton Companion Loans, the Arizona Grand Resort & Spa Companion Loan, the Soho-Tribeca Grand Hotel Portfolio Companion Loans, the Westfield Trumbull Companion Loans and the Sterling & Milagro Companion Loan, if such Companion Loan (or a portion thereof) is deposited into another securitization, the depositor of such securitization) and the Certificate Administrator with any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure and any Form 8-K Disclosure Information indicated on Exhibit U, Exhibit V and Exhibit Z to the Pooling and Servicing Agreement, to the extent contemplated to be provided by the Seller in its capacity as a “Sponsor”, within the time periods set forth in the Pooling and Servicing Agreement; provided that, in connection with providing Additional Form 10-K Disclosure and the Seller’s reporting obligations under Item 1119 of Regulation AB, upon reasonable request by the Seller, the Purchaser shall provide the

Seller with a list of all parties to the Pooling and Servicing Agreement and any other Servicing Function Participant;

(h)          With respect to each of the Starwood Capital Extended Stay Portfolio Mortgage Loan, the Westfield Wheaton Mortgage Loan, the Arizona Grand Resort & Spa Mortgage Loan, the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, the Westfield Trumbull Wheaton Mortgage Loan, and the Sterling & Milagro Mortgage Loan, the Seller agrees that if disclosure related to the description of a party to the Pooling and Servicing Agreement is requested by the holder of a related Companion Loan for inclusion in the disclosure materials relating to the securitization of such Companion Loan, the reasonable costs of such party related to such disclosure and any opinion(s) of counsel, certifications and/or indemnification agreement(s) shall be paid or caused to be paid by the Seller; and

(i)           it shall indemnify and hold harmless the Depositor and its directors and officers, and each other person who controls the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) a failure of the Seller to perform its obligations under Section 5(g) or (ii) negligence, bad faith or willful misconduct on the part of the Seller in the performance of such obligations.

SECTION 6     Representations and Warranties.

(a)         The Seller represents and warrants to the Purchaser as of the date hereof and as of the Closing Date that:

(i)          The Seller is a corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware with full power and authority to own its assets and conduct its business, is duly qualified as a foreign organization in good standing in all jurisdictions to the extent such qualification is necessary to hold and sell the Mortgage Loans or otherwise comply with its obligations under this Agreement except where the failure to be so qualified would not have a material adverse effect on its ability to perform its obligations hereunder, and the Seller has taken all necessary action to authorize the execution and delivery of, and performance under, the Operative Documents and has duly executed and delivered each Operative Document, and has the power and authority to execute, deliver and perform under each Operative Document and all the transactions contemplated hereby and thereby, including, but not limited to, the power and authority to sell, assign, transfer, set over and convey the Mortgage Loans in accordance with this Agreement;

(ii)        Assuming the due authorization, execution and delivery of this Agreement by the Purchaser, this Agreement will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (C) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification for securities laws liabilities;

(iii)       The execution and delivery of each Operative Document by the Seller and the performance of its obligations hereunder and thereunder will not conflict with any provision of any law or regulation to which the Seller is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Seller’s organizational documents or any agreement or instrument to which the Seller is a party or by which it is bound, or any order or decree applicable to the Seller, or result in the creation or imposition of any lien on any of the Seller’s assets or property, in each case which would materially and adversely affect the ability of the Seller to carry out the transactions contemplated by the Operative Documents;

(iv)        There is no action, suit, proceeding or investigation pending or, to the Seller’s knowledge, threatened against the Seller in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Mortgage Loans or the ability of the Seller to carry out the transactions contemplated by each Operative Document;

(v)         The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that, in the Seller’s good faith and reasonable judgment, is likely to materially and adversely affect its performance under any Operative Document;

(vi)        No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of, or compliance by the Seller with, each Operative Document or the consummation of the transactions contemplated hereby or thereby, other than those which have been obtained by the Seller;

(vii)       The transfer, assignment and conveyance of the Mortgage Loans by the Seller to the Purchaser is not subject to bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

(viii)      The Seller has no actual knowledge that any statement, report, officer’s certificate or other document prepared and furnished or to be furnished by such Seller in connection with the transactions contemplated hereby (including, without limitation, any financial cash flow models and underwriting file abstracts furnished by such Seller) (collectively, the “Provided Information”) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, or, to the extent that it has become aware of any material misstatement or omission in any Provided Information, the Seller has notified the Depositor in writing of such material misstatement or omission at least one Business Day prior to the Time of Sale (as defined in the Indemnification Agreement) and updated such Provided Information or the material misstatement or omission has been corrected in the Time of Sale Information (as defined in the Indemnification Agreement); and

(ix)        The Seller has caused each Servicing Function Participant that the Seller has caused the Master Servicer, if any, to retain and that services a Mortgage Loan as of the Closing Date to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, Purchaser or Master Servicer, with all reporting requirements set forth in Sections 10.03, 10.04, 10.05, 10.06, 10.07, 10.08, 10.09, 10.11, 10.12 and 10.18 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust is subject to the reporting requirements of the Exchange Act.

(x)         Except for the agreed-upon procedures report obtained from the accounting firm engaged to provide procedures involving a comparison of information in loan files for the Mortgage Loans to information on a data tape relating to the Mortgage Loans (the “Accountant’s Due Diligence Report”), the Seller has not obtained (and, through and including the Closing Date, will not obtain) any “third party due diligence report” (as defined in Rule 15Ga-2 under the Exchange Act) in connection with the transactions contemplated herein and in the Offering Documents and, except for the accountants with respect to the Accountants’ Due Diligence Report, the Seller has not employed (and, through and including the Closing Date, will not employ) any third party to engage in any activity that constitutes “due diligence services” within the meaning of Rule 17g-10 under the Exchange Act in connection with the transactions contemplated herein and in the Offering Documents. The Underwriters and Initial Purchaser are third-party beneficiaries of the provisions set forth in this Section 6(a)(x).

(b)         The Purchaser represents and warrants to the Seller as of the Closing Date that:

(i)          The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the ability of the Purchaser to perform its obligations hereunder, and the Purchaser has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has duly executed and delivered this Agreement, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby;

(ii)        Assuming the due authorization, execution and delivery of this Agreement by the Seller, this Agreement will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(iii)       The execution and delivery of this Agreement by the Purchaser and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which the Purchaser is subject, or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of the Purchaser’s organizational documents or any agreement or instrument to which the Purchaser is a party or by which it is bound, or any order or decree applicable to the Purchaser, or result in the creation or imposition of any lien on any of the Purchaser’s assets or property, in each case which would materially and adversely affect the ability of the Purchaser to carry out the transactions contemplated by this Agreement;

(iv)        There is no action, suit, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against the Purchaser in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of this Agreement or any action taken in connection with the obligations of the Purchaser contemplated herein, or which would be likely to impair materially the ability of the Purchaser to perform under the terms of this Agreement;

(v)         The Purchaser is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or might have consequences that would materially and adversely affect its performance under any Operative Document;

(vi)        No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Purchaser of or compliance by the Purchaser with this Agreement or the consummation of the transactions contemplated by this Agreement other than those that have been obtained by the Purchaser; and

(vii)       The Purchaser (A) prepared one or more reports on Form ABS-15G (each, a “Form 15G”) containing the findings and conclusions of the Accountant’s Due Diligence Report and meeting the requirements of that Form 15G, Rule 15Ga-2, any other rules and regulations of the Commission and the Exchange Act; (B) provided a copy of the final draft of each such Form 15G to the Underwriters and the Initial Purchaser at least 7 Business Days before the first sale in the offering contemplated by the Offering Documents; and (C) furnished each such Form 15G to the Commission on EDGAR at least 5 Business Days before the first sale in the offering contemplated by the Offering Documents as required by Rule 15Ga-2.

(c)          The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B to this Agreement as of the Cut-Off Date or such other date set forth in Exhibit B to this Agreement, which representations and warranties are subject to the exceptions thereto set forth in Exhibit C to this Agreement.

(d)          Pursuant to the Pooling and Servicing Agreement, if (i) any party thereto discovers or receives notice alleging that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule, or does not appear to be regular on its face (each, a “Document Defect”), or discovers or receives notice alleging a breach of any representation or warranty of the Seller made pursuant to Section 6(c) of this Agreement with respect to any Mortgage Loan (a “Breach”) or (ii) the Special Servicer or the Purchaser receives a Repurchase Request, such party is required to give prompt written notice thereof to the Seller, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the parties to the Pooling and Servicing Agreement, any related Companion Loan Holder (if applicable) and the Rule 17g-5 Information Provider.

(e)          Pursuant to the Pooling and Servicing Agreement, the Special Servicer is required to determine whether any such Document Defect or Breach with respect to any Mortgage Loan materially and adversely affects, or such Document Defect is deemed in accordance with Section 2.03 of the Pooling and Servicing Agreement to materially and adversely affect, the value of the Mortgage Loan or any related REO Property or the interests of the Certificateholders therein or causes any Mortgage Loan to fail to be a Qualified Mortgage (any such Document Defect shall constitute a “Material Document Defect” and any such Breach shall constitute a “Material Breach”). If such Document Defect or Breach has been determined to be a Material Document Defect or Material Breach, then the Special Servicer will be required to give prompt written notice thereof to the Seller, the parties to the Pooling and Servicing Agreement and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event). Promptly upon becoming aware of any such Material Document Defect or Material Breach (including through a written notice given by the Master Servicer or the Special Servicer, as provided above if the Document Defect or Breach identified therein is a Material Document Defect or Material Breach, as the case may be), the Seller shall, not later than 90 days from the earlier of the Seller’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, such Material Document Defect or Material Breach, as the case may be (or, in the case of a Material Document Defect or Material Breach relating to a Mortgage Loan not being a Qualified Mortgage, not later than 90 days from any party discovering such Material Document Defect or Material Breach; provided that, if such discovery is by any party other than the Seller, the Seller receives notice thereof in a timely manner), cure the same in all material respects (which cure shall include payment of any losses and Additional Trust Fund Expenses associated therewith) or, if such Material Document Defect or Material Breach, as the case may be, cannot be cured within such 90 day period, the Seller shall either (i) substitute a Qualified Substitute Mortgage Loan for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Master Servicer, for deposit into the Collection Account, any Substitution Shortfall Amount in connection therewith or (ii) repurchase the affected Mortgage Loan or any related REO Property (or the Trust’s interest therein) at the applicable Purchase Price by wire transfer of immediately available funds to the Collection Account; provided, however, that if (i) such Material Document Defect or Material Breach is capable of being cured but not within such

90 day period, (ii) such Material Document Defect or Material Breach is not related to any Mortgage Loan’s not being a Qualified Mortgage and (iii) the Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach within such 90 day period, then the Seller shall have an additional 90 days to complete such cure (or, in the event of a failure to so cure, to complete such repurchase of the related Mortgage Loan or substitute a Qualified Substitute Mortgage Loan as described above) it being understood and agreed that, in connection with the Seller’s receiving such additional 90 day period, the Seller shall deliver an Officer’s Certificate to the Trustee, the Special Servicer and the Certificate Administrator setting forth the reasons such Material Document Defect or Material Breach is not capable of being cured within the initial 90 day period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Material Document Defect or Material Breach will be cured within such additional 90 day period; and provided, further, that, if any such Material Document Defect is still not cured after the initial 90 day period and any such additional 90 day period solely due to the failure of the Seller to have received the recorded document, then the Seller shall be entitled to continue to defer its cure, substitution or repurchase obligations in respect of such Document Defect so long as the Seller certifies to the Trustee, the Special Servicer and the Certificate Administrator every 30 days thereafter that the Document Defect is still in effect solely because of its failure to have received the recorded document and that the Seller is diligently pursuing the cure of such defect (specifying the actions being taken), except that no such deferral of cure, substitution or repurchase may continue beyond the date that is 18 months following the Closing Date. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis. The Seller shall have no obligation to monitor the Mortgage Loans regarding the existence of a Breach or a Document Defect, but if the Seller discovers a Material Breach or Material Document Defect with respect to a Mortgage Loan, it shall notify the Purchaser.

Subject to the Seller’s right to cure set forth above in this Section 6(e), and further subject to Sections 2.01(b) and 2.01(c) of the Pooling and Servicing Agreement, failure of the Seller to deliver the documents referred to in clauses (1), (2), (7), (8), (18) and (19) in the definition of “Mortgage File” in the Pooling and Servicing Agreement in accordance with this Agreement and the Pooling and Servicing Agreement for any Mortgage Loan shall be deemed a Material Document Defect; provided, however, that no Document Defect (except such deemed Material Document Defect described above) shall be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any Mortgagor or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.

With respect to each of the Westfield Wheaton Mortgage Loan, the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, the Westfield Trumbull Mortgage Loan and the Sterling & Milagro Mortgage Loan, as applicable, the Seller agrees that if a “Material Document Defect” under, and as such term or any analogous term is defined in, the related Other Pooling and Servicing Agreement exists with respect to the related Non-Serviced Companion Loan and the Seller repurchases the related controlling Non-Serviced Companion Loan from the related Other Securitization Trust, then the Seller shall also repurchase the Westfield Wheaton Mortgage Loan, the Soho-Tribeca Grand Hotel Portfolio Mortgage Loan, the Westfield Trumbull Mortgage Loan

and the Sterling & Milagro Mortgage Loan, as applicable from the Trust; provided, however, that the foregoing shall not apply to any Material Document Defect related solely to the promissory note for the related Non-Serviced Companion Loan.

(f)          In connection with any repurchase or substitution of one or more Mortgage Loans pursuant to this Section 6, the Pooling and Servicing Agreement shall provide that the Trustee, the Certificate Administrator, the Custodian, the Master Servicer and the Special Servicer shall each tender to the repurchasing entity, upon delivery to each of them of a receipt executed by the repurchasing or substituting entity evidencing such repurchase or substitution, all portions of the Mortgage File, the Servicing File and other documents and all Escrow Payments and reserve funds pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the repurchasing or substituting entity or its designee in the same manner, but only if the respective documents have been previously assigned or endorsed to the Trustee, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which such documents were previously assigned to the Trustee or as otherwise reasonably requested to effect the retransfer and reconveyance of the Mortgage Loan and the security therefor to the Seller or its designee; provided that such tender by the Trustee and the Custodian shall be conditioned upon its receipt from the Master Servicer of a Request for Release and an Officer’s Certificate to the effect that the requirements for repurchase or substitution, as the case may be, have been satisfied.

(g)          The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Notes or Assignment of Mortgage or the examination of the Mortgage Files.

(h)          Each party hereto agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6(c) of this Agreement. The Seller’s obligation to cure any Material Breach or Material Document Defect or to repurchase or substitute any affected Mortgage Loan pursuant to this Section 6 shall constitute the sole remedy available to the Purchaser in connection with a breach of any of the Seller’s representations or warranties contained in Section 6(c) of this Agreement or a Document Defect with respect to any Mortgage Loan.

(i)          The Seller shall promptly notify the Depositor if (i) the Seller receives a Repurchase Communication of a Repurchase Request (other than from the Depositor), (ii) the Seller repurchases or replaces a Mortgage Loan, (iii) the Seller receives a Repurchase Communication of a Repurchase Request Withdrawal (other than from the Depositor) or (iv) the Seller rejects or disputes any Repurchase Request. Each such notice shall be given no later than the tenth (10th) Business Day after (A) with respect to clauses (i) and (iii) of the preceding sentence, receipt of a Repurchase Communication of a Repurchase Request or a Repurchase Request Withdrawal, as applicable, and (B) with respect to clauses (ii) and (iv) of the preceding sentence, the occurrence of the event giving rise to the requirement for such notice, and shall include (1) the identity of the related Mortgage Loan, (2) the date (x) such Repurchase Communication of such Repurchase Request or Repurchase Request Withdrawal was received, (y) the related Mortgage Loan was repurchased or replaced or (z) the Repurchase Request was rejected or disputed, as applicable, and (3) if known, the basis for (x) the Repurchase Request (as asserted in the Repurchase Request) or (y) any rejection or dispute of a Repurchase Request, as applicable.

The Seller shall provide to the Depositor and the Certificate Administrator the Seller’s “Central Index Key” number assigned by the Securities and Exchange Commission and a true, correct and complete copy of the relevant portions of any Form ABS-15G that the Seller is required to file with the Securities and Exchange Commission with respect to the Mortgage Loans on or before the date that is five (5) Business Days before the date such Form ABS-15G is required to be filed with the Securities and Exchange Commission. For the avoidance of doubt, the foregoing obligation shall not prohibit the Seller from filing a Form ABS-15G on or prior to the date on which such copy is provided to the Depositor and the Certificate Administrator.

In addition, the Seller shall provide the Depositor, upon request, such other information in its possession as would permit the Depositor to comply with its obligations under Rule 15Ga-1 under the Exchange Act to disclose fulfilled and unfulfilled repurchase requests. Any such information requested shall be provided as promptly as practicable after such request is made.

The Seller agrees that no 15Ga-1 Notice Provider will be required to provide information in a 15Ga-1 Notice that is protected by the attorney-client privilege or attorney work product doctrines. In addition, the Seller hereby acknowledges that (i) any 15Ga-1 Notice provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement is so provided only to assist the Seller, the Depositor and their respective Affiliates to comply with Rule 15Ga-1 under the Exchange Act, Items 1104 and 1121 of Regulation AB and any other requirement of law or regulation and (ii)(A) no action taken by, or inaction of, a 15Ga-1 Notice Provider and (B) no information provided pursuant to Section 2.03(a) of the Pooling and Servicing Agreement by a 15Ga-1 Notice Provider in a 15Ga-1 Notice shall be deemed to constitute a waiver or defense to the exercise of any legal right the 15Ga-1 Notice Provider may have with respect to this Agreement, including with respect to any Repurchase Request that is the subject of a 15Ga-1 Notice.

Each party hereto agrees that the receipt of a 15Ga-1 Notice or the delivery of any notice required to be delivered pursuant to this Section 6(i) shall not, in and of itself, constitute delivery of notice of, receipt of notice of, or knowledge of the Seller of, any Material Document Defect or Material Breach.

Each party hereto agrees and acknowledges that, as of the date of this Agreement, the “Central Index Key” number of the Trust is 0001647980.

“Repurchase Communication” means, for purposes of this Section 6(i) only, any communication, whether oral or written, which need not be in any specific form.

SECTION 7     Review of Mortgage File. The Purchaser shall require the Certificate Administrator pursuant to the Pooling and Servicing Agreement to review the Mortgage Files pursuant to Section 2.02 of the Pooling and Servicing Agreement and if it finds any document or documents not to have been properly executed, or to be missing or to be defective on its face in any material respect, to notify the Purchaser, which shall promptly notify the Seller.

SECTION 8     Conditions to Closing. The obligation of the Seller to sell the Mortgage Loans shall be subject to the Seller having received the consideration for the Mortgage Loans as contemplated by Section 1 of this Agreement. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)          Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall, subject to any applicable exceptions set forth on Exhibit C to this Agreement, be true and correct in all material respects as of the Closing Date or as of such other date as of which such representation is made under the terms of Exhibit B to this Agreement, and no event shall have occurred as of the Closing Date which would constitute a default on the part of the Seller under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D to this Agreement.

(b)          The Pooling and Servicing Agreement (to the extent it affects the obligations of the Seller hereunder), in such form as is agreed upon and acceptable to the Purchaser, the Seller, the Underwriters, the Initial Purchaser and their respective counsel in their reasonable discretion, shall be duly executed and delivered by all signatories as required pursuant to the terms thereof.

(c)          The Purchaser shall have received the following additional closing documents:

(i)           copies of the Seller’s Certificate of Incorporation and all amendments, revisions, restatements and supplements thereof, certified as of a recent date by the Secretary of the Seller;

(ii)          a certificate as of a recent date of the Secretary of State of the State of Delaware to the effect that the Seller is duly organized, existing and in good standing in the State of Delaware;

(iii)         an officer’s certificate of the Seller in form reasonably acceptable to the Underwriters, the Initial Purchaser and each Rating Agency;

(iv)        an opinion of counsel of the Seller, subject to customary exceptions and carve-outs, in form reasonably acceptable to the Underwriters, the Initial Purchaser and each Rating Agency; and

(v)          a letter from counsel to the Seller substantially to the effect that (a) nothing has come to such counsel’s attention that would lead such counsel to believe that the Free Writing Prospectus, the Prospectus Supplement, the Preliminary Offering Circular or the Final Offering Circular (each as defined in the Indemnification

Agreement), as of the date thereof or as of the Closing Date (or, in the case of the Free Writing Prospectus or the Preliminary Offering Circular, solely as of the time of sale) contained or contain, as applicable, with respect to the Seller, the Mortgage Loans, any related Companion Loan(s), the related Mortgagors or the related Mortgaged Properties, any untrue statement of a material fact or omitted or omits, as applicable, to state a material fact necessary in order to make the statements therein relating to the Seller, the Mortgage Loans, any related Companion Loan(s), the related Mortgagors or the related Mortgaged Properties, in the light of the circumstances under which they were made, not misleading and (b) the information relating to the Mortgage Loans (including any related Whole Loan, including, without limitation, the servicing terms thereof if not serviced under the Pooling and Servicing Agreement, including identification of the parties to the related Other Pooling and Servicing Agreement), the related borrowers, the related Mortgaged Properties or the Seller and its affiliates (to the extent such affiliate is not an Underwriter or Initial Purchaser) in the Prospectus Supplement appears to be appropriately responsive in all material respects to the applicable requirements of Regulation AB.

(d)          The Public Certificates shall have been concurrently issued and sold pursuant to the terms of the Underwriting Agreement. The Private Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement.

(e)          The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(f)          The Seller shall furnish the Purchaser, the Underwriters and the Initial Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

SECTION 9     Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, New York, New York, at 10:00 a.m., on the Closing Date or such other place and time as the parties shall agree.

SECTION 10     Expenses. The Seller will pay its pro rata share (the Seller’s pro rata portion to be determined according to the percentage that the aggregate principal balance as of the Cut-Off Date of all the Mortgage Loans represents as to the aggregate principal balance as of the Cut-Off Date of all the mortgage loans to be included in the Trust) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to: (i) the costs and expenses of the Purchaser in connection with the purchase of the Mortgage Loans; (ii) the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing) and delivering the Certificates; (iii) the reasonable and documented fees, costs and expenses of the Trustee, the Certificate Administrator and their respective counsel; (iv) the fees and disbursements of a firm of certified public accountants selected by the Purchaser and the Seller with respect to numerical information in respect of the Mortgage Loans and the Certificates included in the Prospectus, Free Writing Prospectus, the Prospectus Supplement, the Preliminary Offering Circular, the Final Offering Circular and any related disclosure for the initial Form 8-K, including the cost of obtaining any “comfort letters” with respect to such items; (v) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, including reasonable fees and disbursements of counsel in connection therewith; (vii) the costs and expenses in connection with printing (or otherwise reproducing) and delivering the Registration Statement, Prospectus, Free Writing Prospectus, Prospectus Supplement, Preliminary Offering Circular and Final Offering Circular and the reproducing and delivery of this Agreement and the furnishing to the Underwriters of such copies of the Registration Statement, Prospectus, Free Writing Prospectus, Prospectus Supplement, Preliminary Offering Circular, Final Offering Circular and this Agreement as the Underwriters may reasonably request; (viii) the fees of the rating agency or agencies requested to rate the Certificates; (ix) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, as counsel to the Purchaser; and (x) the reasonable fees and expenses of Orrick, Herrington & Sutcliffe LLP, as counsel to the Underwriters and the Initial Purchaser.

If the Seller elects to exercise its rights under Section 11.15 of the Pooling and Servicing Agreement, then the Seller shall pay the reasonable costs and expenses (if any) of the Depositor, Master Servicer, Special Servicer and Trustee resulting from such parties’ obligations to cooperate with the Seller under Section 11.15 of the Pooling and Servicing Agreement.

SECTION 11     Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 12     Governing Law. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 13     Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 14     Submission to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY (I) SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT; (II) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT; (III) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW; AND (IV) CONSENTS TO SERVICE OF PROCESS UPON IT BY MAILING A COPY THEREOF BY CERTIFIED MAIL ADDRESSED TO IT AS PROVIDED FOR NOTICES HEREUNDER AND AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW.

SECTION 15     No Third-Party Beneficiaries.     The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 6 and Section 16.

SECTION 16     Assignment. The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders. The Seller hereby acknowledges its obligations pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and their permitted successors and assigns. Any Person into which the Seller may be merged or consolidated, or any Person resulting from any merger, conversion or consolidation to which the Seller may become a party, or any Person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder without any further act. The warranties and representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement, but shall not be further assigned by the Trustee to any Person.

SECTION 17     Notices. All communications hereunder shall be in writing and effective only upon receipt and (i) if sent to the Purchaser, will be mailed, hand delivered, couriered or sent by facsimile transmission or electronic mail to it at 11 Madison Avenue, New York, New York 10010, to the attention of Charles Lee, fax number: (212) 322-0965, with a copy to Sarah Nelson, One Madison Avenue, 9th Floor, New York, New York 10010, fax number (212) 743-2823 (ii) if sent to the Seller, will be mailed, hand delivered, couriered or sent by facsimile transmission or electronic mail and confirmed to it at Column Financial, Inc., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: N. Dante La Rocca, Facsimile: (646) 935-8520, Email: dante.larocca@credit-suisse.com, with a copy to: Column Financial, Inc., One Madison Avenue, 9th Floor, New York, New York 10010, Attention: Sarah Nelson, Esq., (iii) if sent to any party other than the Purchaser or the Seller, will be mailed, hand delivered, couriered or sent by facsimile transmission or electronic mail to such party’s address provided in Section 11.04 of the Pooling and Servicing Agreement, and (iv) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

SECTION 18     Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller. This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice. No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or to any obligations or rights of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.

SECTION 19     Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be as effective as delivery of a manually executed original counterpart of this Agreement.

SECTION 20     Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as set forth in Section 6(h) of this Agreement, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity. No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

SECTION 21     No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto. Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither party shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party or make commitments on such party’s behalf.

SECTION 22     Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the waiver, discharge or termination is sought.

SECTION 23     Further Assurances. The Seller and Purchaser each agree to execute and deliver such instruments and take such further actions as any party hereto may, from time to time, reasonably request in order to effectuate the purposes and carry out the terms of this Agreement.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

By:	/s/ Charles Y. Lee
Name: Charles Y. Lee
Title: Vice President

COLUMN FINANCIAL, INC.

By:	/s/ Charles Y. Lee
Name: Charles Y. Lee
Title: Vice President

 EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

Loan ID #	Originator/Loan Seller	Mortgagor Name	Property Address	City	State	Zip Code	County	Property Name	Size	Measure	Mortgage Rate in Effect at Origination (%)	Net Mortgage Rate in Effect at the Cut-off Date (%)	Companion Loan Mortgage Rate in Effect at Origination (%)	Companion Loan Net Mortgage Rate in Effect at the Cut-off Date (%)
2	Column	SCG LH Anderson, L.P.; SCG LH Auburn, L.P.; SCG LH Austin, L.P.; SCG LH Baton Rouge, L.P.; SCG LH Birmingham, L.P.; SCG LH Bowling Green, L.P.; SCG LH Charlotte Matthews, L.P.; SCG LH Chesapeake, L.P.; SCG LH Clarksville, L.P.; SCG LH Colorado Springs, L.P.; SCG LH Columbus, L.P.; SCG LH Corpus Christi, L.P.; SCG LH Cumming, L.P.; SCG LH Dallas Garland, L.P.; SCG LH Decatur, L.P.; SCG LH Denver Aurora, L.P.; SCG LH DFW Airport Lewisville, L.P.; SCG LH Disney Orlando, L.P.; SCG LH Fort Myers, L.P.; SCG LH Greensboro Airport, L.P.; SCG LH Greensboro, L.P.; SCG LH Greenville, L.P.; SCG LH Gulfport Airport, L.P.; SCG LH Gwinnett, L.P.; SCG LH Hattiesburg, L.P.; SCG LH High Point, L.P.; SCG LH Houston 290 Galleria, L.P.; SCG LH Houston Hobby Airport, L.P.; SCG LH Houston IAH Airport, L.P.; SCG LH Houston Westchase, L.P.; SCG LH Jacksonville, L.P.; SCG LH Kannapolis, L.P.; SCG LH Kennesaw, L.P.; SCG LH Marietta East Lake, L.P.; SCG LH Marietta Town Center Mall, L.P.; SCG LH Murfreesboro, L.P.; SCG LH Nashville Madison, L.P.; SCG LH New Orleans Harvey, L.P.; SCG LH New Orleans West Metairie, L.P.; SCG LH Newport News, L.P.; SCG LH Orlando UCF, L.P.; SCG LH Plano, L.P.; SCG LH Prattsville, L.P.; SCG LH Raleigh, L.P.; SCG LH Smyrna, L.P.; SCG LH Snellville, L.P.; SCG LH Stockbridge, L.P.; SCG LH Sugarland Stafford, L.P.; SCG LH Suwanee, L.P.; SCG LH Tuscaloosa, L.P.	Various	Various	Various	Various	Various	Starwood Capital Extended Stay Portfolio	6,106	Rooms	4.0163%	4.0060%
2.01	Column		14090 East Evans Avenue	Aurora	CO	80014	Arapahoe	Crestwood Suites Denver - Aurora	148	Rooms
2.02	Column		4409 Hearst Street	Metairie	LA	70001	Jefferson	Sun Suites New Orleans (Metairie)	132	Rooms
2.03	Column		1101 Manhattan Boulevard	Harvey	LA	70058	Jefferson	Sun Suites New Orleans (Harvey)	126	Rooms
2.04	Column		12485 Gulf Freeway	Houston	TX	77034	Harris	Sun Suites Hobby (Clearlake)	135	Rooms
2.05	Column		200 Russeau Drive	Plano	TX	75023	Collin	Sun Suites Plano	135	Rooms
2.06	Column		3100 West Sam Houston Parkway South	Houston	TX	77042	Harris	Sun Suites Westchase	127	Rooms
2.07	Column		2030 Roswell Road	Marietta	GA	30062	Cobb	Crestwood Suites Marietta Roswell Road	125	Rooms
2.08	Column		11620 Lebon Lane	Stafford	TX	77477	Fort Bend	Sun Suites Sugar Land (Stafford)	146	Rooms
2.09	Column		3215 Capital Boulevard	Raleigh	NC	27604	Wake	Sun Suites Raleigh	137	Rooms
2.1	Column		12010 Kuykendahl Road	Houston	TX	77067	Harris	Sun Suites Intercontinental Greenspoint	135	Rooms
2.11	Column		665 Myatt Drive	Madison	TN	37115	Davidson	Crestwood Suites Nashville Madison	137	Rooms
2.12	Column		555 Lake Center Parkway	Cumming	GA	30040	Forsyth	Sun Suites Cumming	127	Rooms
2.13	Column		1345 Old Fort Parkway	Murfreesboro	TN	37129	Rutherford	Crestwood Suites Murfreesboro	136	Rooms
2.14	Column		3000 Highlands Parkway	Smyrna	GA	30082	Cobb	Sun Suites Smyrna	125	Rooms
2.15	Column		10477 Metric Drive	Dallas	TX	75243	Dallas	Sun Suites Dallas - Garland	135	Rooms
2.16	Column		324 East Corporate Drive	Lewisville	TX	75067	Denton	Sun Suites DFW Airport - Lewisville	135	Rooms
2.17	Column		8530 East Independence Boulevard	Charlotte	NC	28227	Mecklenburg	Sun Suites Charlotte - Matthews	140	Rooms
2.18	Column		8010 Presidents Drive	Orlando	FL	32809	Orange	Crestwood Suites Disney Orlando	144	Rooms
2.19	Column		11424 University Boulevard	Orlando	FL	32817	Orange	Crestwood Suites Orlando UCF	134	Rooms
2.2	Column		1784 Presidential Circle	Snellville	GA	30078	Gwinnett	Crestwood Suites Snellville	130	Rooms
2.21	Column		95 Celebration Drive	Suwanee	GA	30024	Gwinnett	Sun Suites Suwanee	127	Rooms
2.22	Column		3200 Cloverleaf Parkway	Kannapolis	NC	28083	Cabarrus	Home Towne Suites Kannapolis	80	Rooms
2.23	Column		5142 Oakhurst Drive	Corpus Christi	TX	78411	Nueces	Sun Suites Corpus Christi	135	Rooms
2.24	Column		1650 Veterans Memorial Parkway	Tuscaloosa	AL	35404	Tuscaloosa	Home Towne Suites Tuscaloosa	124	Rooms
2.25	Column		8555 Baymeadows Way	Jacksonville	FL	32256	Duval	Sun Suites Jacksonville	135	Rooms
2.26	Column		1520 Crossways Boulevard	Chesapeake	VA	23320	Chesapeake	Sun Suites Chesapeake	135	Rooms
2.27	Column		7071 Lakeridge Court Southwest	Fort Myers	FL	33907	Lee	Crestwood Suites Fort Myers	137	Rooms
2.28	Column		501 Americhase Drive	Greensboro	NC	27409	Guilford	Crestwood Suites Greensboro Airport	137	Rooms
2.29	Column		12989 Research Boulevard	Austin	TX	78750	Williamson	Crestwood Suites Austin	151	Rooms
2.3	Column		3720 Steve Reynolds Boulevard	Duluth	GA	30096	Gwinnett	Sun Suites Gwinnett	102	Rooms
2.31	Column		2353 Barrett Creek Parkway	Marietta	GA	30066	Cobb	Crestwood Suites Marietta - Town Center Mall	133	Rooms
2.32	Column		5222 South Sherwood Forest Boulevard	Baton Rouge	LA	70816	East Baton Rouge	Crestwood Suites Baton Rouge	137	Rooms
2.33	Column		6040 Knology Way	Columbus	GA	31909	Muscogee	Home Towne Suites Columbus	78	Rooms
2.34	Column		12925 Northwest Freeway	Houston	TX	77040	Harris	Crestwood Suites NW Houston	146	Rooms
2.35	Column		1188 Commerce Drive	Auburn	AL	36830	Lee	Home Towne Suites Auburn	64	Rooms
2.36	Column		2235 Mount Zion Parkway	Morrow	GA	30260	Clayton	Sun Suites Stockbridge	126	Rooms
2.37	Column		151 Civic Center Boulevard	Anderson	SC	29625	Anderson	Home Towne Suites Anderson	80	Rooms
2.38	Column		6210 Corporate Drive	Colorado Springs	CO	80919	El Paso	Crestwood Suites Colorado Springs	147	Rooms
2.39	Column		688 Summit Parkway	Prattville	AL	36066	Autauga	Home Towne Suites Prattville	64	Rooms
2.4	Column		2680 North Main Street	High Point	NC	27265	Guilford	Crestwood Suites High Point	137	Rooms
2.41	Column		424 Commons Drive	Birmingham	AL	35209	Jefferson	Sun Suites Birmingham	135	Rooms
2.42	Column		3174 Barrett Lakes Boulevard	Kennesaw	GA	30144	Cobb	Sun Suites Kennesaw Town Center	105	Rooms
2.43	Column		1200 Lanada Road	Greensboro	NC	27407	Guilford	Sun Suites Greensboro	133	Rooms
2.44	Column		2111 West Arlington Boulevard	Greenville	NC	27834	Pitt	Home Towne Suites Greenville	70	Rooms
2.45	Column		121 West Park Drive	Hattiesburg	MS	39402	Lamar	Sun Suites Hattiesburg	116	Rooms
2.46	Column		2125 Jameson Place Southwest	Decatur	AL	35603	Morgan	Home Towne Suites Decatur	70	Rooms
2.47	Column		1929 Mel Browning Street	Bowling Green	KY	42104	Warren	Home Towne Suites Bowling Green	106	Rooms
2.48	Column		9145 Highway 49	Gulfport	MS	39503	Harrison	Sun Suites Gulfport Airport	128	Rooms
2.49	Column		11 Old Oyster Point Road	Newport News	VA	23602	Newport News	Crestwood Suites Newport News	109	Rooms
2.5	Column		129 Westfield Court	Clarksville	TN	37040	Montgomery	Home Towne Suites Clarksville	70	Rooms
4	Column	Wheaton Plaza Regional Shopping Center LLC	11160 Veirs Mill Road	Wheaton	MD	20902	Montgomery	Westfield Wheaton	1,649,363	Square Feet	3.8000%	3.7897%	3.8000%	3.7899%
5	Column	Arizona Grand Resort, LLC	8000 Arizona Grand Parkway	Phoenix	AZ	85044	Maricopa	Arizona Grand Resort & Spa	744	Rooms	4.2747%	4.2644%
6	Column	Soho Grand Hotel, Inc. & Tribeca Grand Hotel, Inc.	Various	New York	NY	10013	New York	Soho-Tribeca Grand Hotel Portfolio	554	Rooms	4.0211%	4.0108%	4.0211%	4.0110%
6.01	Column		310 West Broadway	New York	NY	10013	New York	Soho Grand Hotel	353	Rooms
6.02	Column		2 Avenue of the Americas	New York	NY	10013	New York	Tribeca Grand Hotel	201	Rooms
7	Column	Trumbull Shopping Center #2 LLC	5065 Main Street	Trumbull	CT	06611	Fairfield	Westfield Trumbull	1,130,472	Square Feet	3.8000%	3.7897%	3.8000%	3.7899%
11	Column	Summer Lake Villas LLC	Various	Various	FL	Various	Various	Hendry Multifamily Portfolio	325	Units	4.8900%	4.8747%
11.01	Column		4331 Fiji Drive	New Port Richey	FL	34653	Pasco	Summer Lake Villas	144	Units
11.02	Column		1931 West 16th Court	Riviera Beach	FL	33404	Palm Beach	Spinnaker Landing	123	Units
11.03	Column		510 NorthWest 24th Avenue	Fort Lauderdale	FL	33311	Broward	New River	58	Units
21	Column	Ranch on the River, LP	1355 Ranch Parkway	New Braunfels	TX	78130	Comal	Ranch at Guadalupe	184	Units	4.7000%	4.6897%
24	Column	2015 Houston Sterling Point, LLC	6601 - 6500 Dunlap Street	Houston	TX	77074	Harris	Sterling & Milagro Apartments	1,179	Units	4.2500%	4.2397%	4.2500%	4.2399%
27	Column	PGE Starpoint, LLC; PGE 1, LLC; PGE 2, LLC; PGE 3, LLC; PGE 4, LLC; PGE 5, LLC; PGE 6, LLC; PGE 7, LLC; PGE 8, LLC; PGE 9, LLC; PGE 10, LLC; PGE 11, LLC; PGE 12, LLC; PGE 13, LLC; PGE 14, LLC; PGE 15, LLC; PGE 16, LLC; PGE 17, LLC; PGE 18, LLC; PGE 19, LLC; PGE 20, LLC; PGE 21, LLC; PGE 26, LLC	650 O Street & 705 P Street	Fresno	CA	93721	Fresno	PG&E Building - Fresno	102,580	Square Feet	5.1320%	5.1217%
29	Column	4800 Sugar Grove, LLC	4800 Sugar Grove Boulevard	Stafford	TX	77477	Fort Bend	4800 Sugar Grove	123,570	Square Feet	4.3700%	4.3597%
32	Column	HH-Laveen, LLC	3536-3636 West Baseline Road & 7410 South 35th Avenue	Phoenix	AZ	85339	Maricopa	HH-Laveen / Laveen Commons	102,079	Square Feet	4.5900%	4.5697%
34	Column	GA HC REIT II Vicksburg MS MOB, LLC	2200 Highway 61 North	Vicksburg	MS	39183	Warren	Vicksburg Medical Office Building	62,436	Square Feet	4.7100%	4.6997%
36	Column	Self Storage LLC	Various	Various	AL	Various	Various	American Self Storage Portfolio	2,137	Units	4.2500%	4.2397%
36.01	Column		2811 John D. Odom Road	Dothan	AL	36303	Houston	Odom Road	378	Units
36.02	Column		1909 South Brannon Stand Road	Dothan	AL	36305	Houston	Brannon Stand	359	Units
36.03	Column		1405 Ross Clark Circle	Dothan	AL	36301	Houston	East	387	Units
36.04	Column		2915 Ross Clark Circle	Dothan	AL	36301	Houston	West	330	Units
36.05	Column		707 East Boll Weevil Circle	Enterprise	AL	36330	Coffee	Enterprise	226	Units
36.06	Column		950 North US Highway 231	Ozark	AL	36360	Dale	Ozark	238	Units
36.07	Column		4207 Montgomery Highway	Dothan	AL	36303	Houston	North	219	Units
37	Column	Alvarado Real Estate Investments LLC	420 South Alvarado Street	Los Angeles	CA	90057	Los Angeles	Alvarado Center	34,179	Square Feet	4.3600%	4.3097%
38	Column	BMA Brookwood Apartments, LLC	900 Brookwood Circle	Archdale	NC	27263	Randolph	Brookwood Apartments	298	Units	4.4400%	4.4297%
41	Column	Sherwood Equity LLC	100 Lakeview Drive	Clute	TX	77531	Brazoria	Crescentwood Apartments	216	Units	4.6900%	4.6797%
42	Column	Pickerington Plaza Limited Partnership	1720-1750 Hill Road North	Pickerington	OH	43147	Fairfield	Hunters Run	88,646	Square Feet	4.1700%	4.1597%
44	Column	Konark Limited Partnership	8525 Floyd Curl Drive	San Antonio	TX	78240	Bexar	Hyperion Apartments	243	Units	4.6900%	4.6797%
45	Column	Varner NLS, LLC & Varner 203, LLC	4150 Macland Road	Powder Springs	GA	30127	Cobb	Varner Crossing	80,466	Square Feet	4.5770%	4.5192%
47	Column	DPH Newco, LLC; NC Regency Newco, LLC; RB Daytona Newco, LLC; DPP Newco, LLC	1310 South Nova Road	Daytona Beach	FL	32114	Volusia	Daytona Promenade	145,417	Square Feet	4.6800%	4.6697%
53	Column	Tara Hills LLC	101 Elmhurst Drive	Oak Ridge	TN	37830	Anderson	Tara Hills Apartments	214	Units	4.3200%	4.3097%
71	Column	Glendale Communities LP	5745 & 5825 West Maryland Avenue	Glendale	AZ	85301	Maricopa	Tiki Tai and Maryland West MHC	114	Pads	4.7950%	4.7847%
73	Column	NP Granada MHC Associates, LLC	2400 South MacArthur Boulevard	Oklahoma City	OK	73128	Oklahoma	Granada Village	282	Pads	4.5800%	4.5697%
74	Column	Santa Paula Self-Storage, L.P.	326 West Santa Maria Street	Santa Paula	CA	93060	Ventura	Santa Paula Self Storage	934	Units	4.2600%	4.2497%
76	Column	JP Chattanooga I, LLC	Various	Chattanooga	TN	37421	Hamilton	Jaffa Chattanooga Parks	201	Pads	4.9200%	4.9097%
76.01	Column		900 Airport Road	Chattanooga	TN	37421	Hamilton	Whispering Pines MHP	113	Pads
76.02	Column		1708 Shepherd Road	Chattanooga	TN	37421	Hamilton	Acres of Shade MHP	88	Pads
86	Column	JP Baytown I, LLC	6310 North Highway 146	Baytown	TX	77523	Chambers	Cedar Bayou MHP	111	Pads	4.7700%	4.7597%
87	Column	Wendy Bagwell Venture, LLC	5739 Wendy Bagwell Parkway	Hiram	GA	30141	Paulding	Shoppes at Hiram	12,600	Square Feet	4.8100%	4.7597%
88	Column	Teal Holdings, LLC	2434 East Baseline Road	Phoenix	AZ	85042	Maricopa	The Legacy Plaza	6,560	Square Feet	4.6100%	4.5997%
89	Column	Scenic Ridge, LLC	5191 West 112th Avenue	Westminster	CO	80020	Adams	Scenic Ridge	9,178	Square Feet	5.0300%	5.0197%

Loan ID #	Originator/Loan Seller	Mortgagor Name	Original Principal Balance	Cut-off Principal Balance	Original Term	Remaining Term	Maturity/ARD Date	Amortiziation Term	Remaining Amortization Term for Balloon Loans	Companion Loan Cut-off Principal Balance	Companion Loan Original Term	Companion Loan Remaining Term	Companion Loan Maturity/ARD Date	Companion Loan Amortiziation Term	Companion Loan Remaining Amortization Term for Balloon Loans	Monthly Payment	Serviced Whole Loan
2	Column	SCG LH Anderson, L.P.; SCG LH Auburn, L.P.; SCG LH Austin, L.P.; SCG LH Baton Rouge, L.P.; SCG LH Birmingham, L.P.; SCG LH Bowling Green, L.P.; SCG LH Charlotte Matthews, L.P.; SCG LH Chesapeake, L.P.; SCG LH Clarksville, L.P.; SCG LH Colorado Springs, L.P.; SCG LH Columbus, L.P.; SCG LH Corpus Christi, L.P.; SCG LH Cumming, L.P.; SCG LH Dallas Garland, L.P.; SCG LH Decatur, L.P.; SCG LH Denver Aurora, L.P.; SCG LH DFW Airport Lewisville, L.P.; SCG LH Disney Orlando, L.P.; SCG LH Fort Myers, L.P.; SCG LH Greensboro Airport, L.P.; SCG LH Greensboro, L.P.; SCG LH Greenville, L.P.; SCG LH Gulfport Airport, L.P.; SCG LH Gwinnett, L.P.; SCG LH Hattiesburg, L.P.; SCG LH High Point, L.P.; SCG LH Houston 290 Galleria, L.P.; SCG LH Houston Hobby Airport, L.P.; SCG LH Houston IAH Airport, L.P.; SCG LH Houston Westchase, L.P.; SCG LH Jacksonville, L.P.; SCG LH Kannapolis, L.P.; SCG LH Kennesaw, L.P.; SCG LH Marietta East Lake, L.P.; SCG LH Marietta Town Center Mall, L.P.; SCG LH Murfreesboro, L.P.; SCG LH Nashville Madison, L.P.; SCG LH New Orleans Harvey, L.P.; SCG LH New Orleans West Metairie, L.P.; SCG LH Newport News, L.P.; SCG LH Orlando UCF, L.P.; SCG LH Plano, L.P.; SCG LH Prattsville, L.P.; SCG LH Raleigh, L.P.; SCG LH Smyrna, L.P.; SCG LH Snellville, L.P.; SCG LH Stockbridge, L.P.; SCG LH Sugarland Stafford, L.P.; SCG LH Suwanee, L.P.; SCG LH Tuscaloosa, L.P.	105,000,000	105,000,000	60	59	07/06/20	360	360	95,000,000	60	59	07/06/20	360	360	487,605.07	Yes
2.01	Column		4,627,237	4,627,237
2.02	Column		4,314,115	4,314,115
2.03	Column		3,896,620	3,896,620
2.04	Column		3,757,455	3,757,455
2.05	Column		3,618,290	3,618,290
2.06	Column		3,583,499	3,583,499
2.07	Column		3,096,421	3,096,421
2.08	Column		2,922,465	2,922,465
2.09	Column		2,783,300	2,783,300
2.1	Column		2,783,300	2,783,300
2.11	Column		2,748,509	2,748,509
2.12	Column		2,748,509	2,748,509
2.13	Column		2,574,553	2,574,553
2.14	Column		2,470,179	2,470,179
2.15	Column		2,470,179	2,470,179
2.16	Column		2,470,179	2,470,179
2.17	Column		2,400,596	2,400,596
2.18	Column		2,365,805	2,365,805
2.19	Column		2,365,805	2,365,805
2.2	Column		2,331,014	2,331,014
2.21	Column		2,296,223	2,296,223
2.22	Column		2,296,223	2,296,223
2.23	Column		2,052,684	2,052,684
2.24	Column		2,052,684	2,052,684
2.25	Column		2,017,893	2,017,893
2.26	Column		2,017,893	2,017,893
2.27	Column		1,983,101	1,983,101
2.28	Column		1,983,101	1,983,101
2.29	Column		1,913,519	1,913,519
2.3	Column		1,913,519	1,913,519
2.31	Column		1,843,936	1,843,936
2.32	Column		1,774,354	1,774,354
2.33	Column		1,704,771	1,704,771
2.34	Column		1,669,980	1,669,980
2.35	Column		1,669,980	1,669,980
2.36	Column		1,565,606	1,565,606
2.37	Column		1,461,233	1,461,233
2.38	Column		1,426,441	1,426,441
2.39	Column		1,356,859	1,356,859
2.4	Column		1,217,694	1,217,694
2.41	Column		1,182,903	1,182,903
2.42	Column		1,182,903	1,182,903
2.43	Column		1,148,111	1,148,111
2.44	Column		939,364	939,364
2.45	Column		800,199	800,199
2.46	Column		730,616	730,616
2.47	Column		730,616	730,616
2.48	Column		626,243	626,243
2.49	Column		556,660	556,660
2.5	Column		556,660	556,660
4	Column	Wheaton Plaza Regional Shopping Center LLC	97,000,000	97,000,000	120	115	03/01/25	0	0	137,617,526	120	115	03/01/25	0	0	311,432.87	No
5	Column	Arizona Grand Resort, LLC	50,000,000	50,000,000	120	119	07/06/25	360	360	45,000,000	120	119	07/06/25	360	360	229,491.35	Yes
6	Column	Soho Grand Hotel, Inc. & Tribeca Grand Hotel, Inc.	50,000,000	50,000,000	120	111	11/06/24	0	0	175,000,000	120	111	11/06/24	0	0	169,872.86	No
6.01	Column		36,889,460	36,889,460
6.02	Column		13,110,540	13,110,540
7	Column	Trumbull Shopping Center #2 LLC	41,162,162	41,162,162	120	115	03/01/25	0	0	111,137,838	120	115	03/01/25	0	0	132,157.22	No
11	Column	Summer Lake Villas LLC	26,000,000	26,000,000	120	119	07/06/25	360	360							137,830.96	NAP
11.01	Column		14,783,265	14,783,265
11.02	Column		7,525,620	7,525,620
11.03	Column		3,691,115	3,691,115
21	Column	Ranch on the River, LP	17,788,000	17,788,000	120	119	07/06/25	360	360							92,255.29	NAP
24	Column	2015 Houston Sterling Point, LLC	17,000,000	16,933,509	120	117	05/06/25	360	357	30,000,000	120	117	05/06/25	360	357	83,629.78	No
27	Column	PGE Starpoint, LLC; PGE 1, LLC; PGE 2, LLC; PGE 3, LLC; PGE 4, LLC; PGE 5, LLC; PGE 6, LLC; PGE 7, LLC; PGE 8, LLC; PGE 9, LLC; PGE 10, LLC; PGE 11, LLC; PGE 12, LLC; PGE 13, LLC; PGE 14, LLC; PGE 15, LLC; PGE 16, LLC; PGE 17, LLC; PGE 18, LLC; PGE 19, LLC; PGE 20, LLC; PGE 21, LLC; PGE 26, LLC	14,300,000	14,300,000	120	120	08/06/25	300	300							84,699.82	NAP
29	Column	4800 Sugar Grove, LLC	14,000,000	13,982,824	120	119	07/06/25	360	359							69,858.65	NAP
32	Column	HH-Laveen, LLC	11,850,000	11,820,748	120	118	06/06/25	360	358							60,677.56	NAP
34	Column	GA HC REIT II Vicksburg MS MOB, LLC	11,500,000	11,500,000	120	118	06/06/25	360	360							59,712.49	NAP
36	Column	Self Storage LLC	11,000,000	11,000,000	120	119	07/06/25	360	360							54,113.39	NAP
36.01	Column		2,110,312	2,110,312
36.02	Column		2,004,796	2,004,796
36.03	Column		2,004,796	2,004,796
36.04	Column		1,688,249	1,688,249
36.05	Column		1,160,672	1,160,672
36.06	Column		1,028,777	1,028,777
36.07	Column		1,002,398	1,002,398
37	Column	Alvarado Real Estate Investments LLC	11,000,000	10,971,562	120	118	06/06/25	360	358							54,824.10	NAP
38	Column	BMA Brookwood Apartments, LLC	10,695,000	10,695,000	120	118	06/06/25	360	360							53,809.38	NAP
41	Column	Sherwood Equity LLC	10,460,000	10,434,698	120	118	06/06/25	360	358							54,186.66	NAP
42	Column	Pickerington Plaza Limited Partnership	9,750,000	9,750,000	120	117	05/01/25	360	360							47,508.61	NAP
44	Column	Konark Limited Partnership	9,600,000	9,589,039	120	119	07/01/25	360	359							49,731.54	NAP
45	Column	Varner NLS, LLC & Varner 203, LLC	9,500,000	9,500,000	120	120	08/06/25	360	360							48,570.72	NAP
47	Column	DPH Newco, LLC; NC Regency Newco, LLC; RB Daytona Newco, LLC; DPP Newco, LLC	9,000,000	9,000,000	120	119	07/06/25	360	360							46,569.27	NAP
53	Column	Tara Hills LLC	8,000,000	8,000,000	120	118	06/06/25	360	360							39,683.72	NAP
71	Column	Glendale Communities LP	4,125,000	4,125,000	120	119	07/06/25	360	360							21,629.98	NAP
73	Column	NP Granada MHC Associates, LLC	4,000,000	3,990,106	120	118	06/06/25	360	358							20,457.99	NAP
74	Column	Santa Paula Self-Storage, L.P.	3,900,000	3,889,715	120	118	06/06/25	360	358							19,208.49	NAP
76	Column	JP Chattanooga I, LLC	3,640,000	3,640,000	120	119	07/06/25	360	360							19,362.73	NAP
76.01	Column		2,058,000	2,058,000
76.02	Column		1,582,000	1,582,000
86	Column	JP Baytown I, LLC	2,000,000	2,000,000	120	119	07/06/25	360	360							10,457.07	NAP
87	Column	Wendy Bagwell Venture, LLC	1,600,000	1,598,223	120	119	07/06/25	360	359							8,404.32	NAP
88	Column	Teal Holdings, LLC	1,400,000	1,400,000	120	117	05/01/25	360	360							7,185.39	NAP
89	Column	Scenic Ridge, LLC	1,400,000	1,398,523	120	119	07/06/25	360	359							7,541.19	NAP

UPFRONT ESCROW

Loan ID #	Originator/Loan Seller	Mortgagor Name	Servicing Fee Rate	Subservicing Fee	Companion Loan Primary Servicing Fee Rate	Accrual Type	ARD Loan (Y/N)	Revised Rate (%)	Title Type	Crossed Collateralized Loan	Cross Defaulted Loan	Guarantor	Letter of Credit	Upfront CapEx Reserve	Upfront Eng. Reserve	Upfront Envir. Reserve	Upfront TI/LC Reserve	Upfront RE Tax Reserve	Upfront Ins. Reserve	Upfront Debt Service Reserve	Upfront Other Reserve
2	Column	SCG LH Anderson, L.P.; SCG LH Auburn, L.P.; SCG LH Austin, L.P.; SCG LH Baton Rouge, L.P.; SCG LH Birmingham, L.P.; SCG LH Bowling Green, L.P.; SCG LH Charlotte Matthews, L.P.; SCG LH Chesapeake, L.P.; SCG LH Clarksville, L.P.; SCG LH Colorado Springs, L.P.; SCG LH Columbus, L.P.; SCG LH Corpus Christi, L.P.; SCG LH Cumming, L.P.; SCG LH Dallas Garland, L.P.; SCG LH Decatur, L.P.; SCG LH Denver Aurora, L.P.; SCG LH DFW Airport Lewisville, L.P.; SCG LH Disney Orlando, L.P.; SCG LH Fort Myers, L.P.; SCG LH Greensboro Airport, L.P.; SCG LH Greensboro, L.P.; SCG LH Greenville, L.P.; SCG LH Gulfport Airport, L.P.; SCG LH Gwinnett, L.P.; SCG LH Hattiesburg, L.P.; SCG LH High Point, L.P.; SCG LH Houston 290 Galleria, L.P.; SCG LH Houston Hobby Airport, L.P.; SCG LH Houston IAH Airport, L.P.; SCG LH Houston Westchase, L.P.; SCG LH Jacksonville, L.P.; SCG LH Kannapolis, L.P.; SCG LH Kennesaw, L.P.; SCG LH Marietta East Lake, L.P.; SCG LH Marietta Town Center Mall, L.P.; SCG LH Murfreesboro, L.P.; SCG LH Nashville Madison, L.P.; SCG LH New Orleans Harvey, L.P.; SCG LH New Orleans West Metairie, L.P.; SCG LH Newport News, L.P.; SCG LH Orlando UCF, L.P.; SCG LH Plano, L.P.; SCG LH Prattsville, L.P.; SCG LH Raleigh, L.P.; SCG LH Smyrna, L.P.; SCG LH Snellville, L.P.; SCG LH Stockbridge, L.P.; SCG LH Sugarland Stafford, L.P.; SCG LH Suwanee, L.P.; SCG LH Tuscaloosa, L.P.	0.00250%	0.00250%	0.00250%	Actual/360	No	0%	Fee	No	No	SOF-IX U.S. Holdings, L.P.	No	244,725	1,121,206	0	0	0	0	0	6,500,000
2.01	Column								Fee
2.02	Column								Fee
2.03	Column								Fee
2.04	Column								Fee
2.05	Column								Fee
2.06	Column								Fee
2.07	Column								Fee
2.08	Column								Fee
2.09	Column								Fee
2.1	Column								Fee
2.11	Column								Fee
2.12	Column								Fee
2.13	Column								Fee
2.14	Column								Fee
2.15	Column								Fee
2.16	Column								Fee
2.17	Column								Fee
2.18	Column								Fee
2.19	Column								Fee
2.2	Column								Fee
2.21	Column								Fee
2.22	Column								Fee
2.23	Column								Fee
2.24	Column								Fee
2.25	Column								Fee
2.26	Column								Fee
2.27	Column								Fee
2.28	Column								Fee
2.29	Column								Fee
2.3	Column								Fee
2.31	Column								Fee
2.32	Column								Fee
2.33	Column								Fee
2.34	Column								Fee
2.35	Column								Fee
2.36	Column								Fee
2.37	Column								Fee
2.38	Column								Fee
2.39	Column								Fee
2.4	Column								Fee
2.41	Column								Fee
2.42	Column								Fee
2.43	Column								Fee
2.44	Column								Fee
2.45	Column								Fee
2.46	Column								Fee
2.47	Column								Fee
2.48	Column								Fee
2.49	Column								Fee
2.5	Column								Fee
4	Column	Wheaton Plaza Regional Shopping Center LLC	0.00250%	0.00250%		Actual/360	No	0%	Fee	No	No	Westfield America, Inc., Westfield America Limited Partnership	No	0	0	0	0	0	0	0	0
5	Column	Arizona Grand Resort, LLC	0.00250%	0.00250%	0.00250%	Actual/360	No	0%	Fee & Leasehold	No	No	Southwest Recourse III, LLC ; Grossman Company Properties, Inc.; Southwest Associates Investments, LLC	No	311,695	20,700	0	0	695,361	703,114	0	597,267
6	Column	Soho Grand Hotel, Inc. & Tribeca Grand Hotel, Inc.	0.00250%	0.00250%		Actual/360	No	0%	Fee	No	No	Hartz Financial Corp., Hartz Financial II Corp., Hartz Mountain Industries-NJ, L.L.C.	No	0	225,068	0	0	2,732,258	0	0	1,500,000
6.01	Column								Fee
6.02	Column								Fee
7	Column	Trumbull Shopping Center #2 LLC	0.00250%	0.00250%		Actual/360	No	0%	Fee	No	No	Westfield America, Inc., Westfield America Limited Partnership	No	0	0	0	0	0	0	0	0
11	Column	Summer Lake Villas LLC	0.00250%	0.00750%		Actual/360	No	0%	Fee	No	No	Adam Hendry	No	8,818	103,557	0	0	103,404	192,264	0	0
11.01	Column								Fee
11.02	Column								Fee
11.03	Column								Fee
21	Column	Ranch on the River, LP	0.00500%	0.00000%		Actual/360	No	0%	Fee	No	No	Lahav Gabay	No	3,067	0	0	0	193,375	23,380	0	0
24	Column	2015 Houston Sterling Point, LLC	0.00250%	0.00250%		Actual/360	No	0%	Fee	No	No	Rene O. Campos	No	0	1,354,850	0	0	242,668	102,991	0	0
27	Column	PGE Starpoint, LLC; PGE 1, LLC; PGE 2, LLC; PGE 3, LLC; PGE 4, LLC; PGE 5, LLC; PGE 6, LLC; PGE 7, LLC; PGE 8, LLC; PGE 9, LLC; PGE 10, LLC; PGE 11, LLC; PGE 12, LLC; PGE 13, LLC; PGE 14, LLC; PGE 15, LLC; PGE 16, LLC; PGE 17, LLC; PGE 18, LLC; PGE 19, LLC; PGE 20, LLC; PGE 21, LLC; PGE 26, LLC	0.00500%	0.00000%		Actual/360	No	0%	Fee	No	No	Dwyer New York Trust, Established July 17, 2001, Gery Grey, Perry Grey, Debra Rapaport, Steven C. Powell, Deborah L. Powell, Thomas L. Hubert, Frances C. Hubert, Jackmar Realty Corporation, LLC, Cynthia Johnston, Maria L. R. Chi, Juergen R. K. Muenster, Elfriede B. Muenster Revocable Trust dated May 10, 2002, James L. Fisk, Karen P. Dobney, Carl Ganter, James Demetro, Eva M. Demetro, John Pelochino, Donald R. Caddle, Suzanne C. Caddle, Dennis R. Lawrence Revocable Trust, Neil C. McFall, Wanda M. McFall, Sidney Cohen, Lynne Z. Cohen, Donald Hull, Annette Hull, Janice Kawamura, John R. Pelochino, Joseph Pelochino, Andrea Pelochino, Paul Daneshrad	No	0	27,938	0	1,025,800	0	0	0	447,755
29	Column	4800 Sugar Grove, LLC	0.00500%	0.00000%		Actual/360	No	0%	Fee	No	No	Hari P. Agrawal	No	0	0	0	74,080	80,888	12,449	0	0
32	Column	HH-Laveen, LLC	0.00500%	0.01250%		Actual/360	No	0%	Fee	No	No	Christopher P. Hinkson; Shannon Hinkson; Christopher P. Hinkson and Shannon Hinkson as trustees of the Christopher and Shannon Hinkson Revocable Trust, under agreement dated January 12, 2009	No	1,276	0	0	8,948	23,097	1,946	0	193,451
34	Column	GA HC REIT II Vicksburg MS MOB, LLC	0.00500%	0.00000%		Actual/360	No	0%	Fee & Leasehold	No	No	Healthcare GA Operating Partnership-T, LP	No	0	0	0	0	0	0	0	0
36	Column	Self Storage LLC	0.00500%	0.00000%		Actual/360	No	0%	Fee	No	No	Larry C. Register	No	0	0	0	0	46,441	45,169	0	0
36.01	Column								Fee
36.02	Column								Fee
36.03	Column								Fee
36.04	Column								Fee
36.05	Column								Fee
36.06	Column								Fee
36.07	Column								Fee
37	Column	Alvarado Real Estate Investments LLC	0.00500%	0.04250%		Actual/360	No	0%	Fee	No	No	Kamyar Mateen	No	0	12,500	0	0	12,325	5,446	0	0
38	Column	BMA Brookwood Apartments, LLC	0.00500%	0.00000%		Actual/360	No	0%	Fee	No	No	Brian Martin	No	7,227	83,785	0	0	56,537	13,911	0	0
41	Column	Sherwood Equity LLC	0.00500%	0.00000%		Actual/360	No	0%	Fee	No	No	Vernon Ward Barge III	No	4,500	14,188	0	0	52,482	0	0	200,000
42	Column	Pickerington Plaza Limited Partnership	0.00500%	0.00000%		Actual/360	No	0%	Fee	No	No	Gloria S. Haffer, as trustee of the Bernard R. Ruben irrevocable trust for issue u/a/d 12/7/1997	No	0	0	0	350,000	117,285	15,846	0	0
44	Column	Konark Limited Partnership	0.00500%	0.00000%		Actual/360	No	0%	Fee	No	No	Chowdary Yalamanchili	No	0	12,813	0	0	191,850	24,444	0	0
45	Column	Varner NLS, LLC & Varner 203, LLC	0.00250%	0.05000%		Actual/360	No	0%	Fee	No	No	M&J Wilkow, LTD	No	0	0	0	0	40,941	4,721	0	0
47	Column	DPH Newco, LLC; NC Regency Newco, LLC; RB Daytona Newco, LLC; DPP Newco, LLC	0.00500%	0.00000%		Actual/360	No	0%	Fee	No	No	Andrew J. Cohen	No	2,813	48,438	0	6,665	92,478	2,362	0	500,000
53	Column	Tara Hills LLC	0.00500%	0.00000%		Actual/360	No	0%	Fee	No	No	Tom Intrator	No	1,000,000	185,723	0	0	42,223	3,306	0	0
71	Column	Glendale Communities LP	0.00500%	0.00000%		Actual/360	No	0%	Fee	No	No	Daniel C. Fischer	No	0	10,661	0	0	16,884	1,211	0	0
73	Column	NP Granada MHC Associates, LLC	0.00500%	0.00000%		Actual/360	No	0%	Fee	No	No	Richard M. Nodel	No	1,175	17,154	0	0	17,454	11,238	0	0
74	Column	Santa Paula Self-Storage, L.P.	0.00500%	0.00000%		Actual/360	No	0%	Fee	No	No	Richard Ortale; William B. Kendall	No	0	0	0	0	21,424	8,110	0	0
76	Column	JP Chattanooga I, LLC	0.00500%	0.00000%		Actual/360	No	0%	Fee	No	No	Daniel Weissman; David Shlachter	No	838	17,500	0	0	84,400	4,467	0	0
76.01	Column								Fee
76.02	Column								Fee
86	Column	JP Baytown I, LLC	0.00500%	0.00000%		Actual/360	No	0%	Fee	No	No	Daniel Weissman; David Shlachter	No	463	0	0	0	9,138	6,069	0	0
87	Column	Wendy Bagwell Venture, LLC	0.00500%	0.04250%		Actual/360	No	0%	Fee	No	No	F. William Hackmeyer; Jeffrey William Hackmeyer	No	0	0	0	0	16,245	0	0	0
88	Column	Teal Holdings, LLC	0.00500%	0.00000%		Actual/360	No	0%	Fee	No	No	Steven Yari	No	0	0	0	50,000	2,545	936	0	0
89	Column	Scenic Ridge, LLC	0.00500%	0.00000%		Actual/360	No	0%	Fee	No	No	James S. Loup	No	0	0	0	0	0	1,916	0	60,000

PERIODIC ESCROW
Loan ID #	Originator/Loan Seller	Mortgagor Name	Monthly Capex Reserve	Monthly Envir. Reserve	Monthly TI/LC Reserve	Monthly RE Tax Reserve	Monthly Ins. Reserve	Monthly Debt Service Reserve	Monthly Other Reserve	Grace (Late Payment)	Cash-Management Account or Lockbox In-place	General Property Type	Defeasance Permitted	Final Maturity Date
2	Column	SCG LH Anderson, L.P.; SCG LH Auburn, L.P.; SCG LH Austin, L.P.; SCG LH Baton Rouge, L.P.; SCG LH Birmingham, L.P.; SCG LH Bowling Green, L.P.; SCG LH Charlotte Matthews, L.P.; SCG LH Chesapeake, L.P.; SCG LH Clarksville, L.P.; SCG LH Colorado Springs, L.P.; SCG LH Columbus, L.P.; SCG LH Corpus Christi, L.P.; SCG LH Cumming, L.P.; SCG LH Dallas Garland, L.P.; SCG LH Decatur, L.P.; SCG LH Denver Aurora, L.P.; SCG LH DFW Airport Lewisville, L.P.; SCG LH Disney Orlando, L.P.; SCG LH Fort Myers, L.P.; SCG LH Greensboro Airport, L.P.; SCG LH Greensboro, L.P.; SCG LH Greenville, L.P.; SCG LH Gulfport Airport, L.P.; SCG LH Gwinnett, L.P.; SCG LH Hattiesburg, L.P.; SCG LH High Point, L.P.; SCG LH Houston 290 Galleria, L.P.; SCG LH Houston Hobby Airport, L.P.; SCG LH Houston IAH Airport, L.P.; SCG LH Houston Westchase, L.P.; SCG LH Jacksonville, L.P.; SCG LH Kannapolis, L.P.; SCG LH Kennesaw, L.P.; SCG LH Marietta East Lake, L.P.; SCG LH Marietta Town Center Mall, L.P.; SCG LH Murfreesboro, L.P.; SCG LH Nashville Madison, L.P.; SCG LH New Orleans Harvey, L.P.; SCG LH New Orleans West Metairie, L.P.; SCG LH Newport News, L.P.; SCG LH Orlando UCF, L.P.; SCG LH Plano, L.P.; SCG LH Prattsville, L.P.; SCG LH Raleigh, L.P.; SCG LH Smyrna, L.P.; SCG LH Snellville, L.P.; SCG LH Stockbridge, L.P.; SCG LH Sugarland Stafford, L.P.; SCG LH Suwanee, L.P.; SCG LH Tuscaloosa, L.P.	4% of gross income from operations for the calendar month which is 2 months prior to the applicable payment date	0	0	Springing	Springing	0	0	0	Yes	Hotel	Yes	07/06/20
2.01	Column											Hotel
2.02	Column											Hotel
2.03	Column											Hotel
2.04	Column											Hotel
2.05	Column											Hotel
2.06	Column											Hotel
2.07	Column											Hotel
2.08	Column											Hotel
2.09	Column											Hotel
2.1	Column											Hotel
2.11	Column											Hotel
2.12	Column											Hotel
2.13	Column											Hotel
2.14	Column											Hotel
2.15	Column											Hotel
2.16	Column											Hotel
2.17	Column											Hotel
2.18	Column											Hotel
2.19	Column											Hotel
2.2	Column											Hotel
2.21	Column											Hotel
2.22	Column											Hotel
2.23	Column											Hotel
2.24	Column											Hotel
2.25	Column											Hotel
2.26	Column											Hotel
2.27	Column											Hotel
2.28	Column											Hotel
2.29	Column											Hotel
2.3	Column											Hotel
2.31	Column											Hotel
2.32	Column											Hotel
2.33	Column											Hotel
2.34	Column											Hotel
2.35	Column											Hotel
2.36	Column											Hotel
2.37	Column											Hotel
2.38	Column											Hotel
2.39	Column											Hotel
2.4	Column											Hotel
2.41	Column											Hotel
2.42	Column											Hotel
2.43	Column											Hotel
2.44	Column											Hotel
2.45	Column											Hotel
2.46	Column											Hotel
2.47	Column											Hotel
2.48	Column											Hotel
2.49	Column											Hotel
2.5	Column											Hotel
4	Column	Wheaton Plaza Regional Shopping Center LLC	Springing	0	Springing	Springing	Springing	0	0	5	Yes	Retail	Yes	03/01/25
5	Column	Arizona Grand Resort, LLC	Greater of 4% of the gross income from operations for the calendar month which is 2 months prior to the payment date or amount required in the management agreement	0		163,614	54,086	0	Springing	0	Yes	Hotel	Yes	07/06/25
6	Column	Soho Grand Hotel, Inc. & Tribeca Grand Hotel, Inc.	4% of the total gross revenue for the calendar month that is 2 calendar month prior	0	0	546,452	Springing	0	Springing	0	Yes	Hotel	Yes	11/06/24
6.01	Column											Hotel
6.02	Column											Hotel
7	Column	Trumbull Shopping Center #2 LLC	Springing	0	Springing	Springing	Springing	0	0	5	Yes	Retail	Yes	03/01/25
11	Column	Summer Lake Villas LLC	8,818	0	0	25,851	21,363	0	0	0	No	Multifamily	Yes	07/06/25
11.01	Column											Multifamily
11.02	Column											Multifamily
11.03	Column											Multifamily
21	Column	Ranch on the River, LP	3,067	0	0	27,625	3,897	0	0	0	Yes	Multifamily	Yes	07/06/25
24	Column	2015 Houston Sterling Point, LLC	19,650	0	0	60,667	34,330	0	0	0	No	Multifamily	Yes	05/06/25
27	Column	PGE Starpoint, LLC; PGE 1, LLC; PGE 2, LLC; PGE 3, LLC; PGE 4, LLC; PGE 5, LLC; PGE 6, LLC; PGE 7, LLC; PGE 8, LLC; PGE 9, LLC; PGE 10, LLC; PGE 11, LLC; PGE 12, LLC; PGE 13, LLC; PGE 14, LLC; PGE 15, LLC; PGE 16, LLC; PGE 17, LLC; PGE 18, LLC; PGE 19, LLC; PGE 20, LLC; PGE 21, LLC; PGE 26, LLC	1,539	0	8,548	Springing	Springing		Springing	0	Yes	Office	Yes	08/06/25
29	Column	4800 Sugar Grove, LLC	2,060	0	13,583	13,481	1,383	0	Springing	0	Yes	Office	No	07/06/25
32	Column	HH-Laveen, LLC	1,276	0	8,948	11,548	1,946	0	Springing	0	Yes	Retail	Yes	06/06/25
34	Column	GA HC REIT II Vicksburg MS MOB, LLC	1,301	0	Springing	Springing	Springing	0	1,249	0	Yes	Office	Yes	06/06/25
36	Column	Self Storage LLC	Springing	0	0	5,160	3,764	0	0	0	No	Self Storage	Yes	07/06/25
36.01	Column											Self Storage
36.02	Column											Self Storage
36.03	Column											Self Storage
36.04	Column											Self Storage
36.05	Column											Self Storage
36.06	Column											Self Storage
36.07	Column											Self Storage
37	Column	Alvarado Real Estate Investments LLC	570	0	0	12,325	454	0	0	0	Yes	Retail	Yes	06/06/25
38	Column	BMA Brookwood Apartments, LLC	7,227	0	0	9,423	3,478	0	0	0	No	Multifamily	Yes	06/06/25
41	Column	Sherwood Equity LLC	4,500	0	0	10,496	13,586	0	0	0	Yes	Multifamily	Yes	06/06/25
42	Column	Pickerington Plaza Limited Partnership	1,108	0	7,333	23,457	1,321	0	Springing	0	No	Retail	Yes	05/01/25
44	Column	Konark Limited Partnership	5,204	0	0	27,407	6,111	0	0	0	Yes	Multifamily	Yes	07/01/25
45	Column	Varner NLS, LLC & Varner 203, LLC	329	0	1,644	3,722	944		Springing	0	Yes	Retail	Yes	08/06/25
47	Column	DPH Newco, LLC; NC Regency Newco, LLC; RB Daytona Newco, LLC; DPP Newco, LLC	2,813	0	6,665	11,560	7,763	0	Springing	0	Yes	Retail	Yes	07/06/25
53	Column	Tara Hills LLC	4,618	0	0	8,445	3,306	0	0	0	No	Multifamily	Yes	06/06/25
71	Column	Glendale Communities LP	467	0	0	1,688	605	0	0	0	No	Manufactured Housing	Yes	07/06/25
73	Column	NP Granada MHC Associates, LLC	1,175	0	0	2,909	1,022	0	0	0	No	Manufactured Housing	Yes	06/06/25
74	Column	Santa Paula Self-Storage, L.P.	0	0	0	4,285	811	0	0	0	No	Self Storage	Yes	06/06/25
76	Column	JP Chattanooga I, LLC	838	0	0	8,440	1,117	0	0	0	No	Manufactured Housing	Yes	07/06/25
76.01	Column											Manufactured Housing
76.02	Column											Manufactured Housing
86	Column	JP Baytown I, LLC	463	0	0	914	1,517	0	0	0	No	Manufactured Housing	Yes	07/06/25
87	Column	Wendy Bagwell Venture, LLC	158	0	998	1,805	269	0	0	0	No	Retail	Yes	07/06/25
88	Column	Teal Holdings, LLC	Springing	0	Springing	2,546	104	0	Springing	0	Yes	Retail	Yes	05/01/25
89	Column	Scenic Ridge, LLC	115	0	800	2,961	240	0	0	0	No	Retail	No	07/06/25

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

1. Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or this Agreement.

2. Whole Loan; Ownership of Mortgage Loans. Except with respect to each Serviced Mortgage Loan and each Non-Serviced Mortgage Loan, each Mortgage Loan is a whole loan and not an interest in a mortgage loan. Each Mortgage Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to the Depositor, no Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation (other than with respect to Serviced Mortgage Loans and the Non-Serviced Mortgage Loans) or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to any Co-Lender Agreement with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and any Servicing Rights Purchase Agreement, dated on or before the Closing Date, among the Depositor, the Master Servicer and the Seller). The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and any Servicing Rights Purchase Agreement, dated on or before the Closing Date, among the Depositor, the Master Servicer and the Seller).

3. Loan Document Status. Each related Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan Documents invalid as a

B-1

whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Notes, Mortgages or other Mortgage Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other Mortgage Loan Documents.

4. Mortgage Provisions. The Mortgage Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

5. Hospitality Provisions. The Mortgage Loan Documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust Fund against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6. Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan Documents (a) the material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Mortgage Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Mortgage Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since July 24, 2015.

7. Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases from the Seller constitutes a legal, valid and binding endorsement or assignment from the Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of

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origination was, and as of the Cut-off Date to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

At the time of the assignment of the Mortgage Loans to the Depositor, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and any Servicing Rights Purchase Agreement, dated prior to or as of the Closing Date, among the Depositor, the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and any Servicing Rights Purchase Agreement, dated prior to or as of the Closing Date, among the Depositor, the Master Servicer and the Seller).

8. Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan Documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same crossed Mortgage Loan group; provided that none of items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of

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the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9. Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11. Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such

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financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

12. Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

13. Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or

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proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan Documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan Documents are being conveyed by the Seller to the Depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan Documents.

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing

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such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan Documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and

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disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

19. Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

20. No Encroachments. To the Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature

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(except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance. The terms of the Mortgage Loan Documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

24. Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor

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or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26. Local Law Compliance. To the Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan Documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Seller s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that, as of the date of origination of the related Mortgage Loan, has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced

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in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that, as of the date of origination of the related Mortgage Loan, has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan Documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph (34) below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to apply such an amount to the restoration of the Mortgaged Property or released to the Mortgagor, if,

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immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and as reauthorized and amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly

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replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan Documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan Documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan Documents or a Person satisfying specific criteria identified in the related Mortgage Loan Documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Exhibit B, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan Documents, (ii) purchase money security interests, (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan Documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan Documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after

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the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note as set forth in clause (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan and situations where default interest is imposed.

36. Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

(A)     The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller’s knowledge, no material change in the terms of the Ground Lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

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(B)     The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)     The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)     The Ground Lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)     The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)     The Seller has not received any written notice of default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(G)     The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)     A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(I)      The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(J)      Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related

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Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)     In the case of a total or substantial taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)     Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Seller’s customary commercial mortgage servicing practices.

38. ARD Loans. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan Documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Loan Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

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39. Rent Rolls; Operating Histories. The Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in Exhibit C to this Agreement. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan Documents.

41. Bankruptcy. In respect of each Mortgage Loan, as of the date of origination of the Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

42. Organization of Mortgagor. The Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. ((1) and (2) collectively, the “Sponsor

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Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43. Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will

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be part of the Servicing File; and to the Seller’s knowledge, except as set forth in the ESA, there is no (i) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to this Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the origination date of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, the Environmental Insurance Policy is in full force and effect, there is no deductible and the Trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan Documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

44. Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

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45. Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. The related appraisal contained a statement or was accompanied by a letter from the related appraiser to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the related appraisal was completed.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool.

48. Advance of Funds by the Seller. No advance of funds has been made by the Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49. Compliance with Anti-Money Laundering Laws. The Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

50. Litigation. Whether or not a Mortgage Loan was originated by the Seller, to the Seller’s knowledge, with respect to each Mortgage Loan originated by the Seller and each Mortgage Loan originated by any Person other than the Seller, as of the date of origination of the related Mortgage Loan, and, to the Seller’s actual knowledge, with respect to each Mortgage Loan originated by the Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related

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Mortgage Loan; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

“Servicing File”. A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Seller, provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

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EXHIBIT B-30-1

LIST OF MORTGAGE LOANS WITH CURRENT MEZZANINE DEBT

Loan #	Mortgage Loan
2	Starwood Capital Extended Stay Portfolio
5	Arizona Grand Resort & Spa
24	Sterling & Milagro Apartments

B-30-1-1

EXHIBIT B-30-2

LIST OF MORTGAGE LOANS WITH PERMITTED MEZZANINE DEBT

NONE

B-30-2-1

EXHIBIT B-30-3

LIST OF CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS

NONE

B-30-3-1

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Column Financial, Inc.
Rep. No. on Exhibit B	Mortgage Loan and Number as Identified on Exhibit A	Description of Exception
7	All Mortgage Loans transferred by Column	(Lien; Valid Assignment) – The lien of real property taxes and assessments will not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.
7

Westfield Wheaton (Loan No. 4);

Soho-Tribeca Grand Hotel Portfolio (Loan No. 6);

Westfield Trumbull (Loan No. 7);

Sterling & Milagro Apartments (Loan No. 24);

Starwood Capital Extended Stay Portfolio (Loan No. 2)

(Lien; Valid Assignment) – With respect to each subject Mortgage Loan, the related Mortgage secures the entire Whole Loan. Each subject Mortgage Loan is subject to the rights of the co-lenders under the related co-lender agreement.
7	Arizona Grand Resort & Spa (Loan No. 5)	(Lien; Valid Assignment) – The Mortgaged Property includes a ground leased parcel in which the borrower holds a leasehold interest.
8	All Mortgage Loans transferred by Column	(Permitted Liens; Title Insurance) – The lien of real property taxes and assessments will not be considered due and payable until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement is entitled to be taken by the related taxing authority.

9	Starwood Capital Extended Stay Portfolio (Loan No. 2)	(Junior Liens) – As of the Cut-Off Date, there is a mezzanine loan held by Column Financial, Inc. in the outstanding principal amount of $25,000,000, which is secured directly by a pledge of the ownership interests in the related Mortgagor. At origination, the lender entered into an intercreditor agreement with the mezzanine lender.
9	Arizona Grand Resort & Spa (Loan No. 5)	(Junior Liens) – As of the Cut-Off Date, there is a mezzanine loan held by ACREFI Mortgage Lending, LLC in the outstanding principal amount of $25,000,000, which is secured directly by a pledge of the ownership interests in the related Mortgagor. At origination, the lender entered into an intercreditor agreement with the mezzanine lender.
9	Sterling & Milagro Apartments (Loan No. 24)	(Junior Liens) – As of the Cut-Off Date, there is a mezzanine loan held by Arbor Realty SR, Inc. in the outstanding principal amount of $3,000,000, which is secured directly by a pledge of the ownership interests in the related Mortgagor. At origination, the lender entered into an intercreditor agreement with the mezzanine lender.
12	Westfield Wheaton (Loan No. 4); Westfield Trumbull (Loan No. 7)	(Condition of Property) – In lieu of establishing a reserve to repair certain deferred maintenance items, the borrower agreed to complete the required repairs in a good and workmanlike manner by a date that is no later than the date that is twelve (12) months after the origination date, subject to force majeure and reasonable delays resulting from required consent or cooperation from tenants at the related Mortgaged Property.
16	Soho-Tribeca Grand Hotel Portfolio (Loan No. 6); Westfield Trumbull (Loan No. 7)	(Escrow Deposits) – Each subject Whole Loan is a Non-Serviced Whole Loan and, accordingly, any escrow deposits and payments are being held by or on behalf of the master servicer for the CSAIL 2015-C1 Securitization and will not be delivered to the Depositor or the master servicer for this transaction.
16	Westfield Wheaton (Loan No. 4); Sterling & Milagro Apartments (Loan No. 24);	(Escrow Deposits) – Each subject Whole Loan is a Non-Serviced Whole Loan and, accordingly, any escrow deposits and payments are being held by or on behalf of the master servicer for the CSAIL 2015-C2 Securitization and will not be delivered to the Depositor or the master servicer for this transaction.

18	Starwood Capital Extended Stay Portfolio (Loan No. 2);	(Insurance) – Business interruption insurance covers a period of 12 months, instead of 18.
18	Westfield Wheaton (Loan No. 4); Westfield Trumbull (Loan No. 7)	(Insurance) – The related mortgage loan documents provide, with respect to insurance company ratings, that: (1) (A) if four or less insurance companies issue the insurance policies, then at least 75% of the insurance coverage represented by any one line of coverage must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB+” or (B) if five or more insurance companies issue the Insurance policies, then at least 60% of the insurance coverage represented by any one line of coverage (based solely on the amount needed to cover the improvements and business income value of the Mortgaged Property) must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P with no carrier below “BBB+”. In addition, related mortgage loan documents also provide that, if the financial strength or claims paying ability rating of any the companies issuing the insurance policies delivered on the origination date (the “Original Insurance Companies”) is downgraded to a rating below the requirements as set forth in the related mortgage loan documents, then the related borrower is required to: (i) to the extent the lender and such borrower determine such coverage is available, either (A) replace such insurance policies with insurance policies issued by a company meeting the rating requirements as set forth herein for S&P or (B) obtain either a “credit wrap” or reinsurance with a “cut-through” endorsement that has the effect of raising the rating of such Original Insurance Company to a rating which meets the ratings requirements as set forth herein and (ii) upon the expiration of any such replacement insurance policies or insurance policies with respect to which a “cut-through” endorsement has been issued, replace such insurance policies with insurance policies reasonably acceptable in form and substance to the lender issued by an insurer reasonably acceptable to the lender. The exception to Representation and Warranty No. 31 with respect to the subject Mortgage Loan is also an exception to Representation and Warranty No. 18.

18	Soho-Tribeca Grand Hotel Portfolio (Loan No. 6)	(Insurance) – Under the mortgage loan documents, each of Ironshore Specialty Insurance Company and Starr Surplus Insurance Company are pre-approved as insurance providers; provided that (1) the rating of Ironshore Specialty Insurance Company and Starr Surplus Insurance Company is not withdrawn or downgraded below the rating in place at the origination of the mortgage loan and (2) at renewal of the current policy term, the Mortgagor must replace Ironshore Specialty Insurance Company and Starr Surplus Insurance Company with an insurance company meeting the rating requirements set forth in the loan agreement.
18	Sterling & Milagro Apartments (Loan No. 24)	(Insurance) – The mortgage loan documents permit Maxum Indemnity, rated “A-:VIII” by A.M. Best, to provide a portion of the casualty insurance; provided that its rating is not withdrawn or downgraded and that at renewal of the current policy term, the Mortgagor will be required to replace Maxum with an insurance company meeting the standard ratings requirements.
18	Vicksburg Medical Office Building (Loan No. 34)

(Insurance) – If the borrower elects to have its insurance coverage provided by a syndicate of insurers, then, if such syndicate consists of 5 or more members, (A) at least 60% of the insurance coverage (or 75% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “A” or better by S&P and (B) the remaining 40% of the insurance coverage (or the remaining 25% if such syndicate consists of 4 or fewer members) is required to be provided by insurance companies having a claims paying ability rating of “BBB” or better by S&P, and (2) a rating of “A:X” or better in the current Best’s Insurance Reports.

Notwithstanding the foregoing, the borrower will be permitted to maintain the required policies with insurance companies that do not meet the foregoing requirements (an “Otherwise Rated Insurer”), provided the borrower obtains reinsurance with a “cut-through” endorsement acceptable to the lender with respect to any Otherwise Rated Insurer from an insurance company that meets the claims-paying ability ratings required above.

18	Crescentwood Apartments (Loan No. 41)	(Insurance) –The related borrower is deficient on the named storm business interruption insurance by $290,000. The borrower paid a deposit of $200,000 to the lender in connection with the gap in windstorm business interruption insurance coverage with respect to the roofs of four buildings at the Mortgaged Property that currently do not meet the Texas Windstorm Insurance Association underwriting coverage guidelines.
26	Starwood Capital Extended Stay Portfolio (Loan No. 2)	(Local Law Compliance) – The related Mortgaged Property identified as Crestwood Suites Marietta – Town Center Mall is legally nonconforming as to use because the current use as a hotel requires a Special Land Use Permit in the Community Retail Commercial district. In the event of casualty, restoration is permitted if, among other requirements, casualty is less than 75% of its replacement cost at the time of destruction. The nonconforming use may not be reinstated after (i) it has been discontinued for 12 months, (ii) failure to obtain a new or renew an existing business license as required under the Code of Cobb County, Georgia for the operation of such nonconforming use or (iii) failure to declare and remit the sales tax required by state law for the nonconforming use.
26	Starwood Capital Extended Stay Portfolio (Loan No. 2)	(Local Law Compliance) – The related Mortgaged Property identified as Crestwood Suites Marietta Roswell Road is legally nonconforming as to use because the current use as a hotel requires a Special Land Use Permit in the Office & Institutional district. In the event of casualty, restoration is permitted if, among other requirements, casualty is less than 75% of its replacement cost at the time of destruction. The nonconforming use may not be reinstated after (i) it has been discontinued for 12 months, (ii) failure to obtain a new or renew an existing business license as required under the Code of Cobb County, Georgia for the operation of such nonconforming use or (iii) failure to declare and remit the sales tax required by state law for the nonconforming use.

26	Starwood Capital Extended Stay Portfolio (Loan No. 2)	(Local Law Compliance) – The related Mortgaged Property identified as Sun Suites Kennesaw Town Center is legally nonconforming as to use because the current use as a hotel requires conformance with 11 stipulations to be a Permitted Use in the General & Commercial district. In the event of casualty, restoration is permitted if, among other requirements, casualty is less than 75% of its replacement cost at the time of destruction. The nonconforming use may not be reinstated after (i) it has been discontinued for 12 months, (ii) failure to obtain a new or renew an existing business license as required under the Code of Cobb County, Georgia for the operation of such nonconforming use or (iii) failure to declare and remit the sales tax required by state law for the nonconforming use.
26	Starwood Capital Extended Stay Portfolio (Loan No. 2)	(Local Law Compliance) – The related Mortgaged Property identified as Sun Suites Suwanee is legally nonconforming as to use because the current use as a hotel requires conformance with 11 stipulations to be a Permitted Use in the General Commercial district. In the event of casualty, restoration is permitted if, among other requirements, casualty is less than 50% of its replacement cost at the time of destruction.
26	Starwood Capital Extended Stay Portfolio (Loan No. 2)	(Local Law Compliance) – The related Mortgaged Property identified as Sun Suites Dallas – Garland is legally nonconforming as to use because the current zoning ordinance requires a special use permit for an extended stay hotel in the IR zoning district.
26	Starwood Capital Extended Stay Portfolio (Loan No. 2)	(Local Law Compliance) – The related Mortgaged Property identified as Sun Suites Sugar Land (Stafford) is legally nonconforming as to use because the current zoning ordinance requires a Special Use Permit for a multi-story hotel in the MU-1 zoning district. The nonconforming use may not be reinstated after it is devoted to a different main use for 90 consecutive days or more or the land or building is no longer used for any purpose for 90 consecutive days or more.

26	Westfield Wheaton (Loan No. 4)	(Local Law Compliance) – The Mortgaged Property is legally nonconforming as to use because retail/service establishments and drive through banks require a Conditional Use Permit. The nonconforming use may be continued, renovated, repaired, or reconstructed if the floor area, height, and footprint of the structure is not increased. If the floor area, height or footprint of the structure is increased, the legal nonconforming use may still be permitted provided that certain conditions are met.
26	American Self Storage Portfolio (Loan No. 36)	(Local Law Compliance) – The Mortgaged Property known as Enterprise is legal nonconforming as to use because the use of a mini warehouse now requires a Conditional Use Permit. If any major nonconforming use is damaged to the extent that restoration costs would exceed 60% of the value of that use immediately before such damage occurred, or is discontinued and remains vacant for 1 year or more, any subsequent use must comply with current zoning regulations.
26	American Self Storage Portfolio (Loan No. 36)	(Local Law Compliance) – The Mortgaged Property known as Ozark is legal nonconforming as to use because the use requires a special exception approval. If the use is damaged in any manner to the extent that the restoration costs would exceed 50% of the value of that use immediately before such damage occurred, or is discontinued and remains vacant for 1 year or more, any subsequent use of that lot and/or structure must fully comply with current zoning regulations.
26	Jaffa Chattanooga Parks (Loan No. 76)

(Local Law Compliance) – The Mortgaged Property known as Whispering Pines is legal nonconforming as to use. In the event of casualty, restoration is permitted within one year from destruction or such additional time if granted upon application to the Chattanooga City Council. In addition, if a lot that had a single use consisting of legal non-conforming manufactured home in a residential zone and it was destroyed prior to the expiration of 100 consecutive days, it may have another manufactured home placed on the lot, provided that a new building permit is issued for this manufactured home, specifying that the manufactured home meets all the current regulations concerning building, plumbing, electrical and other applicable to the said unit.

26	Cedar Bayou MHP (Loan No. 86)	(Local Law Compliance) – The Mortgaged Property is legal nonconforming as to use. In the event of casualty, restoration is permitted if casualty is less than 50%.

28	All Mortgage Loans transferred by Column	(Recourse Obligation) – The related mortgage loan documents may provide for recourse against the related Mortgagor and guarantor in the event that such Mortgagor or guarantor “solicits or causes to be solicited petitioning creditors” to cause an involuntary bankruptcy filing with respect to such Mortgagor, rather than that such Mortgagor or guarantor “colluded with other creditors” to do so. In addition, the related loan documents may limit recourse for the related Mortgagor’s commission of material physical waste only to the extent that such waste was intentional.
28	Starwood Capital Extended Stay Portfolio (Loan No. 2)

(Recourse Obligation) – As regards clause a(i), the sponsor’s liability for the bankruptcy related carveout is capped at 20% of the principal loan amount then outstanding at the time of the occurrence of such event (plus all reasonable third-party costs actually incurred by the lender in connection with the enforcement of their rights upon a bankruptcy action).

As regards clause (a)(iii) of Representation and Warranty No. 28, transfers of equity interests in the Mortgaged Property or equity interests in the Mortgagor are loss recourse events, rather than full recourse.

As regards clause (b)(i) of Representation and Warranty No. 28, liability is limited to misappropriation of such amounts only (not misapplication or conversion).

As regards clause (b)(iii) of Representation and Warranty No. 28, liability is limited to material and willful misconduct (rather than simply willful misconduct).

28	Arizona Grand Resort & Spa (Loan No. 5)

(Recourse Obligation) – As regards clause (a)(iii) of Representation and Warranty No. 28, certain transfers of equity interests in the Mortgaged Property or equity interests in the Mortgagor, other than those resulting in a change of control of the Mortgagor and guarantors, among others, are loss recourse events, rather than full recourse events. Transfers of the Mortgaged Property in violation of the loan documents is a full recourse event.

As regards clause (b)(ii) of Representation and Warranty No. 28, liability is limited to fraud or intentional and material misrepresentation (rather than fraud or intentional misrepresentation).

As regards clause (b)(iii) of Representation and Warranty No. 28, liability is limited to willful misconduct by the Mortgagor or guarantor or principal in connection with the Mortgage Loan (rather than simply willful misconduct).

As regards clause (b)(v) of Representation and Warranty No. 28, liability is limited to material physical waste at the Mortgaged Property, provided that there is sufficient cash flow at the Mortgaged Property to prevent such physical waste (rather than simply material physical waste).

28	Westfield Wheaton (Loan No. 4); Westfield Trumbull (Loan No. 7)

(Recourse Obligation) – As regards clause (b)(ii) of Representation and Warranty No. 28, the related loan agreement provides for loss recourse with respect to (i) fraud, willful misconduct or intentional material misrepresentation in connection with the Mortgage Loan.

As regards clause (a)(iii) of Representation and Warranty No. 28, the related loan agreement provides for loss recourse in the event that the borrower fails to obtain the lender’s prior consent to a voluntary sale or conveyance (but not encumbrance) of all of the Mortgaged Property or the borrower, if and to the extent such consent is required under the Mortgage Loan Documents (other than mechanics’ lien, tax liens and other similar liens).

As regards clause (b)(v) of Representation and Warranty No. 28, the related loan agreement provides for loss recourse with respect to any actual intentional physical waste to the Mortgaged Property by the borrower or any affiliate of the borrower.

28	Soho-Tribeca Grand Hotel Portfolio (Loan No. 6)	(Recourse Obligation) – Under the guaranty, any demand for payment must be made against Hartz Financial Corp. and Hartz Financial II Corp. (together, the “Primary Guarantors”) and no demand for payment may be sought from Hartz Mountain Industries-NJ, L.L.C. (the “Parent Guarantor”) unless the Primary Guarantor fails to pay within 5 days of demand. The Parent Guarantor liability is capped at $50,000,000.
28	Varner Crossing (Loan No. 45)	(Recourse Obligation) – An environmental insurance policy has been accepted in lieu of environmental covenants in the loan documents. As such, the lender does not have recourse against the borrower or guarantor for a breach of environmental covenants in the loan documents.
29	All Mortgage Loans transferred by Column	(Mortgage Releases) – If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.

29	Starwood Capital Extended Stay Portfolio (Loan No. 2)

(Mortgage Releases) –Release prices in connection with a partial release are as follows (which may be less than 115% of the allocated loan amount for the applicable Mortgaged Property): If the property is released to an affiliate of the borrower, an amount equal to: (i) if less than $20,000,000 has been prepaid, 110% of the allocated loan amount of each property released, (ii) if less than $40,000,000 has been prepaid, 115% of the allocated loan amount of each property released, (iii) if less than $60,000,000 has been prepaid, 120% of the allocated loan amount of each property released and (iv) if $60,000,000 or more has been prepaid, 125% of the allocated loan amount of each property released.

If the property is released to a non-affiliate of the borrower, (i) if less than $20,000,000 has been prepaid, 105% of the allocated loan amount of each property released, (ii) if less than $40,000,000 has been prepaid, 110% of the allocated loan amount of each property released, (iii) if less than $60,000,000 has been prepaid, 115% of the allocated loan amount of each property released and (iv) if $60,000,000 or more has been prepaid, 120% of the allocated loan amount of each property released.

29	Arizona Grand Resort & Spa (Loan No. 5)	(Mortgage Releases) –In the event of a partial condemnation of the Mortgaged Property, if the lender reasonably determines that the loan-to-value ratio is greater than 125%, the principal balance of the Mortgage Loan must be paid down by an amount not less than the least of the following amounts (i) the condemnation proceeds, (ii) the fair market value of the released property at the time of the release, or (iii) an amount such that the loan-to-value ratio (as so determined by the lender) does not increase after the release, unless the lender receives an opinion of counsel that if such amount is not paid, the securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the lien of the mortgage.

31

Starwood Capital Extended Stay Portfolio (Loan No. 2);

Westfield Wheaton (Loan No. 4);

Arizona Grand Resort & Spa (Loan No. 5);

Soho-Tribeca Grand Hotel Portfolio (Loan No. 6);

Westfield Trumbull (Loan No. 7)

(Acts of Terrorism Exclusion) – If the Terrorism Risk Insurance Program Reauthorization Act of 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time) is not in effect, the related borrower is required to carry terrorism insurance, but the related borrower will not be required to pay annual premiums in excess of an amount equal to two (2) times the then-current premium for a separate “special causes of loss” or similar policy insuring only the property on a stand-alone basis (the “Terrorism Cap”); provided that the related borrower will be obligated to purchase the maximum amount of terrorism insurance coverage available with funds equal to the cost of the Terrorism Cap.
32	Starwood Capital Extended Stay Portfolio (Loan No. 2)	(Due-on-Sale or Encumbrance) – The Mortgage Loan documents permit assumptions in accordance with the terms and conditions therein. A transfer of a controlling indirect equity interest in the Mortgagor is permitted to certain qualified equity holders with requisite experience upon satisfaction of certain conditions set forth in the loan documents. A public offering of equity interests in indirect equity owners of the Mortgagor is permitted subject to the satisfaction of certain terms and conditions set forth in the loan documents. Pledges of equity interests in certain indirect equity owners of the Mortgagor are permitted subject to the satisfaction of certain terms and conditions set forth in the loan documents.
32	All Mortgage Loans transferred by Column	(Due-on-Sale or Encumbrance) – Any pledge of a direct or indirect equity interest in the related Mortgagor would be permitted if the transfer of such equity interest to the pledgee would be a permitted transfer under the terms of Representation and Warranty No. 32 or as contemplated by any other exception to Representation and Warranty No. 32 set forth herein.

32	All Mortgage Loans transferred by Column	(Due-on-Sale or Encumbrance) – Transfers, sales and pledges (each, a “Transfer”) of stock listed on a nationally recognized stock exchange, as well as Transfers of stock and other equity interests that are publicly traded, are permitted. Mergers and other business combinations involving a publicly traded company are also permitted. In addition, for certain loans, Transfers of direct or indirect equity interests in the related Mortgagor may be permitted under one or more of the following circumstances: (a) such equity interests are limited partnership interests, non-managing member interests in a limited liability company or other passive equity interests; (b) the Transfer does not result in a change of control of the related Mortgagor or the Mortgagor continues to be controlled by a specified Person or a Person satisfying specific criteria identified in the related Mortgage Loan documents; and/or (c) the Transfer results in certain specified individuals or entities maintaining control of the related Mortgagor.
32	Soho-Tribeca Grand Hotel Portfolio (Loan No. 6)	(Due-on-Sale or Encumbrance) – An assumptions of the Mortgage Loan is permitted under the mortgage loan documents under certain conditions including (but not limited to) (i) payment of a $250,000 fee, (ii) delivery of an additional insolvency opinion, (iii) transferee’s compliance with representations and warranties relating to SPE status, (iv) PATRIOT act compliance, (v) compliance with ERISA matters, (vi) provision of an acceptable substitute guaranty and environmental indemnity from a substitute guarantor, (vii) delivery of organizational documents and opinions as reasonably required by the lender, (viii) provision of standard title policy endorsements, (ix) confirmation that the Mortgaged Property will continue to be managed by a “qualified manager” and (x) any other conditions reasonably required by lender in its best interests. However, the lender is not required to demonstrate any actual impairment of its security or any increased risk of default as a result of any assumption in order to declare the Mortgage Loan immediately due and payable upon a transfer without the lender’s consent.
33	Hendry Multifamily Portfolio (Loan No. 11)	(Single-Purpose Entity) – The Mortgage Loan documents require the Mortgagor to have only one independent director, instead of two.

33	Arizona Grand Resort & Spa (Loan No. 5);

(Single-Purpose Entity) – The borrower collects income (in the form of a management fee) from a property that is not collateral for the loan. In addition, the borrower was not “formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans”. The borrower previously owned property that is not collateral for the Mortgage Loan, along with a subsidiary (as well as collecting a management fee for a property that is not collateral for the loan).

The borrower previously owned a subsidiary gift card entity (Arizona Gift Cards, LLC, an Arizona limited liability company), which was dissolved prior to origination of the Mortgage Loan.

36	Arizona Grand Resort & Spa (Loan No. 5);

(Ground Leases) – With respect to (C), the ground lease is silent as to whether such right to renew vests in the mortgagee or its designee. The lease expires on July 30, 2022 and the Mortgagor has an “as of right” extension option, upon notice to the ground lessor, to extend the ground lease for an additional 35 years. There is no explicit right for the mortgagee to obtain a new ground lease if the extension option is not exercised by the mortgagor.

With respect to (J), the ground lease is silent regarding a leasehold morgagee’s rights regarding control of the condemnation proceeds.

36	Vicksburg Medical Office Building (Loan No. 34);

(Ground Leases) – With respect to (B), the related ground lease documents do not contain the following equivalent language: “that any such action without such consent is not binding on the lender, its successors or assigns”. However, the ground lessor has agreed (in an agreement that was executed by the ground lessor for the benefit of the lender) that it will not amend the ground lease without the lender’s consent and this agreement is recorded in the land records.

With respect to (E), the related ground lease documents do not contain the following equivalent language: “it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor”. Instead, the consent of the ground lessor is required and such consent of the ground lessor may not be unreasonably withheld.

39	Alvarado Center (Loan No. 37)	(Rent Rolls) – A full three-year operating history was not obtained. 2013, 2014 and a trailing 12 month operating history was obtained.
43	Westfield Trumbull (Loan No. 7)	(Environmental Conditions) – There is an environmental condition identified at the related Mortgaged Property that requires further investigation and, if necessary, remediation. A 1,000-gallon diesel underground storage tank must be removed, replaced, or brought into compliance with applicable regulations at an estimated cost of $10,000 to $30,000.
43	Varner Crossing (Loan No. 46)	(Environmental Conditions) – There are no indemnities, representations, warranties or covenants by the borrower related to environmental conditions or laws in the loan documents. However, an environmental insurance policy was obtained in connection with the origination for the Mortgaged Property that extends for a period of three years after maturity of the Mortgage Loan.
47

Starwood Capital Extended Stay Portfolio (Loan No. 2);

Westfield Wheaton (Loan No. 4);

Arizona Grand Resort & Spa (Loan No. 5);

Soho-Tribeca Grand Hotel Portfolio (Loan No. 6);

Westfield Trumbull (Loan No. 7);

Sterling & Milagro Apartments (Loan No. 24)

(Cross-Collateralization) - The subject Mortgage Loan is cross-collateralized and cross-defaulted with a related Companion Loan.

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

Column Financial, Inc. (“Seller”) hereby certifies as follows:

1.	All of the representations and warranties (except as set forth on Exhibit C) of the Seller under the Mortgage Loan Purchase Agreement, dated as of August 1, 2015, (the “Agreement”), between Credit Suisse First Boston Mortgage Securities Corp. and Seller, are true and correct in all material respects on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement) with the same force and effect as if made on and as of the date hereof (or as of such other date as of which such representation is made under the terms of Exhibit B to the Agreement).

2.	The Seller has complied in all material respects with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which would constitute a default on the part of the Seller under the Agreement.

3.	Neither the Prospectus, dated March 3, 2015 (the “Base Prospectus”), as supplemented by the Prospectus Supplement, dated August 10, 2015, (the “Prospectus Supplement”) and, together with the Base Prospectus, the “Prospectus”), relating to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class D Certificates, nor the Offering Circular, dated August 10, 2015 (the “Offering Circular”), relating to the offering of the Class X-D, Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR and Class R Certificates, in the case of the Prospectus, as of the date of the Prospectus Supplement or as of the date hereof, or the Offering Circular, as of the date thereof or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans (including any related Whole Loan, including, without limitation, the servicing terms thereof if not serviced under the Pooling and Servicing Agreement, including identification of the parties to the related Other Pooling and Servicing Agreement), the related borrowers, the related Mortgaged Properties or the Seller and its affiliates (to the extent such affiliate is not an Underwriter or Initial Purchaser) (collectively, the “Loan Detail”) or omitted or omits to state therein any material fact necessary in order to make the statements therein relating to the Loan Detail, in the light of the circumstances under which they were made, not misleading.

D-1

Capitalized terms used herein without definition have the meanings given them in the Agreement or, if not defined therein, in the Indemnification Agreement.

[SIGNATURE APPEARS ON THE FOLLOWING PAGE]

D-2

Certified this 18th day of August, 2015.

Column Financial, inc.

By:
Name:
Title:

D-3

SCHEDULE I

MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED

Varner Crossing

Sch. I-1